UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a12
ELASTIC N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ELASTIC N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT KEIZERSGRACHT 281, 1016 ED AMSTERDAM, THE NETHERLANDS ON OCTOBER 1, 2021
To the Shareholders of Elastic N.V.:
Notice is hereby given that an Annual General Meeting of Shareholders (the “Annual Meeting”) of Elastic N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company,” “Elastic,” or “we”), will be held on October 1, 2021, at 5:00 PM, Central European Summer Time (“CEST”), at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands, for the following purposes:
I.Opening and announcements
II.Overview of the Company’s business, financial situation and sustainability
III.Election of Shay Banon as an executive director and Shelley Leibowitz as a non-executive director (voting proposal no. 1)
IV.Financial statements and results
a.Discussion of the Company’s financial statements for the fiscal year that commenced on May 1, 2020 and ended on April 30, 2021 (“fiscal year 2021”), including the Dutch statutory board report and annual accounts
b.Proposal to adopt the Dutch statutory financial statements prepared in accordance with International Financial Reporting Standards of the Company for fiscal year 2021 (voting proposal no. 2)
V.Proposal to grant full discharge to the executive director of the Company from liability for his duties performed as an executive director of the Company during fiscal year 2021 (voting proposal no. 3)
VI.Proposal to grant full discharge to the non-executive directors of the Company from liability for their duties performed as non-executive directors of the Company during fiscal year 2021 (voting proposal no. 4)
VII.Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022 (voting proposal no. 5)
VIII.Authorization of the board of directors to repurchase shares (voting proposal no. 6)
IX.Proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers (voting proposal no. 7)
X.Any other business
XI.Closing of the meeting
Each person authorized to attend the Annual Meeting may inspect the agenda of the Annual Meeting and the financial statements, including the Dutch statutory board report and annual accounts, at the office of Elastic.
The Board of Directors recommends that you vote “FOR” voting proposals no. 1, no. 2, no. 3, no. 4, no. 5, no. 6 and no. 7.
The Record Date is at the close of business at 5:00 PM Eastern Daylight Time (“EDT”) (11:00 PM Central European Summer Time) on September 3, 2021 and, therefore, only the Company’s shareholders of record at the close of business on September 3, 2021 are entitled to receive this notice (the “Notice”) and to vote at the Annual Meeting.
Due to the COVID-19 pandemic and the related measures and guidelines, we urge shareholders to vote by proxy. Please note, however, that if you do decide to attend the Annual Meeting in person, we may be required to implement additional safety measures in order to safeguard the orderly proceedings at the meeting.

If you intend to attend the Annual Meeting in person, you must notify the Company by submitting your name and the number of registered shares you hold to the Company’s e-mail address ir@elastic.co by 8:00 PM EDT on September 28, 2021. Please read this proxy statement carefully to ensure that you have proper evidence of share ownership as of September 3, 2021, as we will not be able to accommodate guests without such evidence at the Annual Meeting.
We provide our materials pursuant to the full set delivery option in connection with the Annual Meeting. Under the full set delivery option, a company delivers all proxy materials to its shareholders. The approximate date on which the proxy statement and proxy card are intended to be first sent or given to the Company’s shareholders is September 9, 2021. This delivery can be by mail or, if a shareholder has previously agreed, by e-mail. In addition to delivering proxy materials to shareholders, the Company must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, you should have received our proxy materials by mail or, if you previously agreed, by e-mail. These proxy materials include this Notice of Annual General Meeting of Shareholders, proxy statement, and proxy card. These materials are available free of charge on our website at ir.elastic.co and at www.proxyvote.com.
Your vote is important regardless of the number of Elastic ordinary shares that you own. If you do not plan on attending the Annual Meeting and if you are a shareholder of record, please vote via the Internet or, if you are a holder of shares in street name (“Beneficial Owner”), please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the Annual Meeting. You may submit your voting instruction form by mail. If you are a shareholder of record, you also may vote by telephone or by submitting a proxy card by mail. If you are a Beneficial Owner, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker or nominee. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.
All proxies submitted to us will be tabulated by Broadridge Financial Solutions, Inc. All shares voted by shareholders of record present in person at the Annual Meeting will be tabulated by the secretary designated by the chairperson of the Annual Meeting.
All shareholders are extended an invitation to attend the Annual Meeting.
If you have any questions concerning this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Elastic ordinary shares, please contact our Investor Relations department at +1 (650) 695-1055 or ir@elastic.co.
Thank you for your ongoing support of Elastic.
The Board of Directors of Elastic N.V.
The date of this proxy statement is August 30, 2021, and it is being mailed to shareholders on or about September 9, 2021.

ELASTIC N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040
PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 1, 2021

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Q:	Why am I receiving these proxy materials?
A:
You are receiving these proxy materials because you were a shareholder of record or beneficial owner of the ordinary shares of Elastic N.V. (the “Company,” “Elastic,” “we,” “us” or “our”) as of the close of business at 5:00 PM Eastern Daylight Time (“EDT”) on September 3, 2021 (the “Record Date”) for an annual general meeting of shareholders of Elastic to be held on October 1, 2021 (the “Annual Meeting”). We do this in order to solicit voting proxies for use at the Annual Meeting. If you are a shareholder of record and you submit your proxy to us, you direct a civil law notary of Zuidbroek Corporate Law Notaries and their legal substitutes to vote your shares in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being distributed to you on or about September 9, 2021. As a shareholder, you are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement.

Please refer to the question entitled “What is the difference between holding shares as a shareholder of record or as a beneficial owner?” below for important details regarding different forms of share ownership.

The enclosed voting materials allow you to vote your shares without attending the Annual Meeting. Your vote is important. We encourage you to vote as soon as possible. These proxy materials are being made available or distributed to you on or about September 9, 2021.

Q:	What proposals will be voted on at the Annual Meeting?
A:	Shareholders will be asked to adopt voting proposals no. 1, no. 2, no. 3, no. 4, no. 5, no. 6, and no. 7 as described in this proxy statement.
Q:	How does the board of directors recommend that I vote?
A:	After careful consideration, the board of directors unanimously recommends that the Company’s shareholders vote:
•“FOR” the election of the nominee for executive director of the Company and the nominee for non-executive director of the Company (“voting proposal no. 1”);
•“FOR” the adoption of the Company’s Dutch statutory annual accounts (the “Dutch Statutory Annual Accounts”) (“voting proposal no. 2”);
•“FOR” the granting of full discharge to the executive director of the Company (“voting proposal no. 3”);
•“FOR” the granting of full discharge to the non-executive directors of the Company (“voting proposal no. 4”);

•“FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the fiscal year ending April 30, 2022 (“voting proposal no. 5”);
•“FOR” the approval to authorize the board of directors to repurchase shares in the capital of the Company (“voting proposal no. 6”); and
•“FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers (as defined below) (“voting proposal no. 7”).
Q:	Can I attend the Annual Meeting?
A:
You may attend the Annual Meeting if, on the Record Date, you were a shareholder of record or a beneficial owner. If you would like to attend the Annual Meeting in person, you must notify the Company by submitting your name and number of registered shares to the Company’s e-mail address ir@elastic.co by 8:00 PM EDT on September 28, 2021. You will be asked to show photo identification and the following:

•If you are a shareholder of record, your paper proxy card that includes your name, or admission ticket that you received with a paper proxy card or that you obtained from our shareholder voting site at www.proxyvote.com; or

•If you are a beneficial owner, the voting instruction card you received from your broker, bank or other intermediary, or a printed statement from such organization or online access to your brokerage or other account, showing your share ownership on the Record Date.

•Due to the COVID-19 pandemic and the related measures and guidelines, we urge shareholders to vote by proxy. Please note, however, that if you do decide to attend the Annual Meeting in person, we may be required to implement additional safety measures in order to safeguard the orderly proceedings at the meeting.

We will not be able to accommodate guests without proper evidence of share ownership as of the Record Date at the Annual Meeting, including guests of our shareholders.
The Annual Meeting will begin promptly at 5:00 PM Central European Summer Time (“CEST”), and you should leave ample time for the check-in procedures.
Q:	Where is the Annual Meeting?
A:
The Annual Meeting will be held at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands. Shareholders may request directions to the Annual Meeting by contacting Investor Relations at 800 West El Camino Real, Suite 350, Mountain View, California 94040, telephone number +1(650) 695-1055, e-mail ir@elastic.co.

Q:	Who is entitled to vote at the Annual Meeting?
A:
You may vote your shares of Elastic ordinary shares if you owned your shares at the close of business on the Record Date. You may cast one vote for each ordinary share held by you as of the Record Date on all matters presented. As of August 23, 2021 (the last practicable date prior to the Record Date and the mailing of the proxy statement), we had 91,795,800 ordinary shares issued and outstanding. See the questions entitled “How can I vote my shares in person at the Annual Meeting?” and “How can I vote my shares without attending the Annual Meeting?” below for additional details.

Q:	What is the difference between holding shares as a shareholder of record or as a beneficial owner?
A:
You are the “shareholder of record” of any shares that are registered directly in your name with Elastic’s transfer agent, Computershare Trust Company, N.A. We have sent the proxy statement and proxy card directly to you if you are a shareholder of record. As a shareholder of record, you may grant your voting proxy directly to Elastic or to a third party, or vote in person at the Annual Meeting. If you are a shareholder of record and you submit your proxy to us, you direct a civil law notary of Zuidbroek Corporate Law Notaries and their legal substitutes to vote your shares in accordance with the voting instructions in your proxy.

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf in a brokerage account or by a bank or another intermediary that is the shareholder of record for those shares. If you are a beneficial owner, you did not receive proxy materials directly from Elastic, but your broker, bank or other intermediary forwarded you a proxy statement and voting instruction card for directing that organization how to vote your shares. You may also attend the Annual Meeting, but because a beneficial owner is not a shareholder of record, you may not vote in person at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?
A:
You may vote shares for which you are the shareholder of record in person at the Annual Meeting. You may vote shares you hold beneficially in street name in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?
A:	Whether you hold shares as a shareholder of record or a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting, by the following means:

By Internet—Shareholders of record with Internet access may direct how their shares are voted by following the “Vote by Internet” instructions on the proxy card until 5:59 a.m. CEST on October 1, 2021/11:59 p.m. EDT on September 30, 2021. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for Internet voting availability.

By telephone—Shareholders of record who live in the United States or Canada may submit proxies by telephone by following the “Vote by Telephone” instructions on the proxy card until 5:59 a.m. CEST on October 1, 2021/11:59 p.m. EDT on September 30, 2021. If you are a beneficial owner of shares held in street name, please check the voting instructions in the voting instruction card provided by your broker, bank or other intermediary for telephone voting availability.

By mail—If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by following the instructions for voting by mail in the voting instruction card provided by your broker, bank or other intermediary.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:
The shareholders of record of at least one third of the shares entitled to vote at the Annual Meeting must either (1) be present in person at the Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the Annual Meeting.

Q:	What is the voting requirement to approve the proposals?
A:
The nominees mentioned under voting proposal no. 1 will be appointed to the board of directors unless a two-thirds majority of the votes cast at the Annual Meeting, which votes must represent more than one-half of the issued and outstanding share capital, are cast against the proposal.

Each of voting proposals no. 2, no. 3, no. 4, no. 5, no. 6 and no. 7 requires a simple majority of votes cast in an Annual Meeting where at least one-third of the issued and outstanding ordinary shares of the Company are represented. Proposal no. 7, commonly referred to as the “say-on-pay” vote, is advisory and not binding. Our board of directors will review the voting results and take them into consideration in determining the compensation of our Named Executive Officers.

Q:	What will happen if I fail to vote or vote to abstain from voting?
A:
If you are the shareholder of record and you fail to vote or abstain from voting, it will have no effect on the voting proposals, assuming a quorum is present. If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, the organization will not have discretion to vote on the non-routine matters that will be proposed at the Annual Meeting. If you fail to provide voting instructions to the organization or instruct the organization to vote your shares to abstain from voting, it will have no effect on the voting proposals. If you are a beneficial owner and you fail to provide the organization that is the shareholder of record for your shares with voting instructions, the organization will have discretion to vote on the routine matters that will be proposed at the Annual Meeting.

Q:	What will happen if I submit a proxy but do not specify how my shares are to be voted?
A:	If you are the shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the board of directors.

If you are a beneficial owner and you do not provide the organization that is the shareholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters such as the ratification of the selection of the Company’s independent registered public accountant but do not have discretion to vote on non-routine matters such as the proposal to elect the nominees for director of the Company. Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on the routine matters properly presented for a vote at the Annual Meeting.

Q:	What is the effect of a broker non-vote?
A:
A broker non-vote occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker non-vote will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker non-vote occurs. Thus, a broker non-vote will not impact our ability to obtain a quorum for the Annual Meeting and will not otherwise affect the outcome of the non-routine matters properly presented for a vote at the Annual Meeting.

Q:	Can I change my vote?
A:
If you are the shareholder of record, you may change your vote (1) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the Annual Meeting?,” (2) by providing a written notice of revocation to Elastic’s Corporate Secretary at Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040, prior to your shares being voted, or (3) by attending the Annual Meeting and voting in person, which will supersede any proxy previously submitted by you. However, merely attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a legal proxy from the organization that holds your shares giving you the right to vote your shares, by attending the Annual Meeting and voting in person. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

Q:	What should I do if I receive more than one proxy card, voting instruction card from my broker, bank or other intermediary, or set of proxy materials?
A:
You may receive more than one proxy card, voting instruction card from your broker, bank or other intermediary or set of proxy materials. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive, or follow the voting instructions on such proxy card or voting instruction card you receive, to ensure that all your shares are voted.

Q:	Is my vote confidential?
A:
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Elastic or to third parties, except: (1) as necessary for applicable legal requirements, (2) to allow for the tabulation and certification of the votes, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to Elastic management.

Q:	Who will serve as inspector of election?
A:	The inspector of election will be Broadridge Financial Solutions, Inc.
Q:	Where can I find the voting results of the Annual Meeting?
A:
We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov within four business days of the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:
Elastic will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Elastic, some of whom may be considered participants in the solicitation, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Elastic may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the Record Date and will provide customary reimbursement to such firms for the cost of forwarding these materials.

Q:	What is the deadline to propose actions for consideration at next year’s annual general meeting or to nominate individuals to serve as directors?
A:
For inclusion in the Company’s proxy materials—Any shareholder desiring to present a resolution for inclusion in the Company’s proxy statement for the annual general meeting of shareholders to be held in 2022 (the “2022 Annual Meeting”) must deliver such resolution to the board of directors at the address below no later than May 2, 2022. Only those resolutions that comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be included in the Company’s proxy statement for the 2022 Annual Meeting. In addition, under Dutch law, shareholders are permitted to submit a resolution for consideration so long as (1) such matter is received by the Company no later than 60 days prior to the date of the meeting, and (2) the shareholder or group of shareholders submitting the proposed agenda item or resolutions owns at least 3% of the Company’s issued share capital.
To be brought at the annual general meeting—In addition, you can find in Elastic’s articles of association an advance notice procedure for shareholders who wish to present certain matters at an annual general meeting of shareholders. See “Future Shareholder Proposals.”
All submissions to the Company should be made to:
Elastic N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040
Attention: Investor Relations
Email: ir@elastic.co

Shareholders may recommend director candidates for consideration by our nominating and corporate governance committee. For additional information regarding our policy regarding shareholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Policies Governing Director Nominations—Director Nomination Process.”

Q:	What is householding and how does it affect me?
A:
The SEC permits companies that provide advance notice and follow certain procedures to send a single set of proxy materials to any household at which two or more shareholders of record reside, unless contrary instructions have been received. In such cases, each shareholder of record continues to receive a separate set of proxy materials. Certain brokerage firms may have instituted householding for beneficial owners. If your family has multiple accounts holding Elastic ordinary shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?
A:	Please contact our Investor Relations Department by calling +1 (650) 695-1055 or by writing to Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040, Attention: Investor Relations or e-mail ir@elastic.co. If you have questions about the proposals or the information contained in this proxy statement, or desire additional copies of this proxy statement, or if you are a shareholder of record, additional proxy cards, please contact our Investor Relations Department.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The board of directors of the Company is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. The board of directors selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers, and monitors their performance. Members of the board of directors are kept informed of the Company’s business by, among other things, participating in meetings of the board of directors and committees and by reviewing analyses and reports provided to them.
The board of directors is currently made up of eight directors. We have a one-tier board of directors, consisting of one executive director and seven non-executive directors. Under the Company’s articles of association, all directors may hold office for a maximum term of three years, provided that such term shall ultimately lapse immediately after the close of the first annual general meeting held after three years have lapsed since the appointment, or until their earlier death, resignation or removal. A director may be reappointed, and the three-year maximum term may be deviated from by resolution of the general meeting of shareholders upon a proposal of the board of directors.
The following table sets forth the names, ages as of August 23, 2021, and certain other information for each of the directors who are nominees for election as a director at the Annual Meeting and for each of the continuing members of our board of directors:

Name	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Shay Banon	43	Executive Director, Chief Executive Officer (“CEO”) and Chairman	2012	2021	2024
Shelley Leibowitz(1)	60	Non-Executive Director	—	—	2024
Continuing Directors
Jonathan Chadwick(2)(3)	55	Non-Executive Director	2018	2023
Michelangelo Volpi*(2)(4)	54	Non-Executive Director	2013	2023
Alison Gleeson(3)	56	Non-Executive Director	2020	2023
Caryn Marooney(5)	54	Non-Executive Director	2019	2022
Chetan Puttagunta**(2)(5)	35	Non-Executive Director	2017	2022
Steven Schuurman	45	Non-Executive Director	2012	2022

*    Vice-Chairman.
**    Lead Independent Director.
(1)If Ms. Leibowitz is appointed to our board of directors, we expect that she will also be appointed to the audit committee of our board of directors (the “Audit Committee) and the nominating and corporate governance committee of our board of directors (the “Nominating and Corporate Governance Committee”).
(2)Member of the Audit Committee.
(3)Member of the compensation committee of our board of directors (the “Compensation Committee”).
(4)If Ms. Leibowitz is appointed to our board of directors, we expect that Mr. Volpi will step down as a member of the Audit Committee and will be appointed to the Compensation Committee.
(5)Member of the Nominating and Corporate Governance Committee.

Nominees for Director
Shay Banon co-founded our Company and has served as a member of our board of directors since July 2012, as our CEO since May 2017, and as our Chairman and CEO since June 2018. He previously served as our Chief Technology Officer from July 2012 to April 2017. Mr. Banon holds a B.Sc. in Computer Science from Technion, Israel Institute of Technology. Mr. Banon is the creator of our Elasticsearch product. We believe that Mr. Banon is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our CEO and co-founder and his experience as an executive in the technology industry.
Shelley Leibowitz has been nominated for appointment to our board of directors. Ms. Leibowitz currently serves as President of SL Advisory, which provides advice and insights in innovation and digital transformation, information technology portfolio and risk management, digital trust, performance metrics, and effective governance, and has served in such capacity since January 2016. From 2009 through 2012, Ms. Leibowitz served as Chief Information Officer for the World Bank Group. Prior to that, Ms. Leibowitz held Chief Information Officer positions at top-tier financial institutions, including Morgan Stanley and Greenwich Capital Markets. She currently serves as a director of Morgan Stanley, a global financial services firm. Previously she served as a director of Massachusetts Mutual Life Insurance Company, an insurance and financial services provider, from October 2019 to April 2021, E*Trade Financial Corporation, a financial services company, from December 2014 to October 2020, and AllianceBernstein Holding L.P., a global asset management firm, from November 2017 to June 2019. Ms. Leibowitz also serves on the boards of private companies in the cybersecurity and risk arenas. Ms. Leibowitz holds a B.A. in Mathematics from Williams College. Ms. Leibowitz was identified by a third-party director search firm engaged by the Nominating and Corporate Governance Committee to assist in the search for a new member of the board of directors. Ms. Leibowitz was nominated by the Nominating and Corporate Governance Committee to serve as a member of our board of directors because of her current and prior executive and directorship experience and extensive leadership and experience in technology services, digital transformation, and information security.

Continuing Directors
Jonathan Chadwick has served as a member of our board of directors since August 2018. Mr. Chadwick has been a private investor since April 2016. From November 2012 to April 2016, Mr. Chadwick served as Chief Financial Officer (“CFO”) and Executive Vice President of VMware, Inc., a virtualization and cloud infrastructure solutions company, and from August 2014 to April 2016, he also served as VMware’s Chief Operating Officer. From March 2011 until November 2012, he served as the CFO of Skype Communication S.á.r.l., a voice over IP (VoIP) service, and as a corporate vice president of Microsoft Corporation after its acquisition of Skype in October 2011. From June 2010 until February 2011, Mr. Chadwick served as Executive Vice President and CFO of McAfee, Inc., a security software company, until its acquisition by Intel Corporation. From September 1997 until June 2010, Mr. Chadwick served in various executive roles at Cisco Systems, Inc., a multinational technology company (“Cisco”). He currently serves on the board of directors of Confluent, Inc. (“Confluent”), a data infrastructure company, ServiceNow, Inc., a cloud computing company, Zoom Video Communications, Inc., a provider of remote conferencing services, and various private companies. He previously served on the board of directors of Cognizant Technology Solutions Corporation, an IT business services provider, from April 2016 to December 2019, and F5 Networks, Inc., an application networking delivery company, from August 2011 until March 2019. He also worked for Coopers & Lybrand in various roles in the U.S. and the U.K. Mr. Chadwick is qualified as a Chartered Accountant in England and holds a B.Sc. degree in Electrical and Electronic Engineering from the University of Bath, U.K. We believe Mr. Chadwick is qualified to serve as a member of our board of directors because of his significant financial expertise as a CFO and service on the boards of directors of various public companies.
Michelangelo Volpi has served as a member of our board of directors since January 2013 and as our Vice-Chairman since June 2018. Mr. Volpi has served as a Partner and Co-President of Index Ventures, a venture capital firm, since July 2009. He currently serves as a director of Confluent, a data infrastructure company, Tishman Speyer Innovation Corp. II, a publicly traded special purpose acquisition company, and Sonos, Inc., a consumer electronics company, and previously served as a director of TS Innovation Acquisitions Corp., a publicly traded special purpose acquisition company, from November 2020 to June 2021, Fiat Chrysler Automobiles N.V., an automobile company, from April 2017 to January 2021, Zuora, Inc., an enterprise software company that designs and sells SaaS applications, from November 2011 to June 2020, Hortonworks, Inc. (now a wholly owned subsidiary of Cloudera, Inc.), a data software company, from October 2011 to January 2019, Pure Storage, Inc., an all-flash data storage company, from April 2014 to October 2018, and Exor N.V., a holding company, from April 2012 to May 2018. Mr. Volpi also serves on the boards of various private companies. Mr. Volpi holds a B.S. in Mechanical Engineering and an M.S. in Manufacturing Systems Engineering from Stanford University, and an M.B.A. from the Stanford University Graduate School of Business. We believe that Mr. Volpi is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.
Alison Gleeson has served as a member of our board of directors since January 2020. She has served as a Special Advisor and Operating Committee Member at Brighton Park Capital, an investment firm, since October 2019. From November 2018 to September 2019, she was a private investor. From January 1996 to October 2018, Ms. Gleeson was with Cisco, where she served in various roles, most recently as Senior Vice President, Americas from July 2014 to October 2018. Ms. Gleeson currently serves on the board of directors of 8x8, Inc., a cloud-based provider of voice over IP products. Ms. Gleeson holds a B.A. in Marketing from Michigan State University. We believe Ms. Gleeson is qualified to serve as a member of our board of directors because of her prior executive and go-to-market experience for a large public company.
Caryn Marooney has served as a member of our board of directors since April 2019. She has served as a General Partner of Coatue Management, LLC, a global investment manager, since November 2019. From May 2011 to May 2019, she served in various roles at Facebook, Inc., a social networking service, most recently as Vice President, Global Communications from March 2012 to May 2019. From June 1997 to March 2011, Ms. Marooney served in various roles, including President and CEO, of The OutCast Agency, a public relations firm. Ms. Marooney also serves on the boards of various private companies. Ms. Marooney served as a member of the board of directors of Zendesk, Inc., a software development company that provides a software-as-a-service customer service platform, from January 2014 to May 2020. Ms. Marooney holds a B.S. in Labor Relations from Cornell University. We believe that Ms. Marooney is qualified to serve as a member of our board of directors because of her prior executive experience and her experience advising technology companies.
Chetan Puttagunta has served as a member of our board of directors since January 2017 and as our Lead Independent Director since June 2018. Mr. Puttagunta has served as General Partner of Benchmark Capital Partners since July 2018. From October 2016 until July 2018, Mr. Puttagunta served as a General Partner of New Enterprise Associates, a venture capital firm he joined in April 2011. Mr. Puttagunta also serves on the boards of various private companies. Mr. Puttagunta holds a B.S. in Electrical Engineering from Stanford University. We believe that Mr. Puttagunta is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of the technology industry.
Steven Schuurman co-founded our Company and has served as a member of our board of directors since July 2012 and previously served as our CEO from July 2012 to May 2017. Mr. Schuurman serves on the boards of various private companies. Mr. Schuurman holds a B.Sc. in Electrical Engineering from TH Rijswijk, now known as The Hague University of Applied Sciences. We believe Mr. Schuurman is qualified to serve as a member of our board of directors because of his deep understanding of our business, operations and strategy due to his role as our co-founder and former CEO.
Board of Directors
We have a one-tier board of directors, consisting of executive and non-executive directors. The number of executive and non-executive directors is to be determined by the board of directors.
Our one-tier board structure consists of one executive director and seven non-executive directors. Shay Banon serves as our CEO and Chairman and is an executive director. For more information regarding our board leadership structure, please see “Board of Directors and Corporate Governance—Board Leadership Structure and Role of the Lead Independent Director.”
Pursuant to our articles of association, our executive and non-executive directors may be appointed for a maximum term of three years (unless such director has resigned at an earlier date). A director may be reappointed, and the three-year maximum term may be deviated from by resolution of the general meeting of shareholders upon a proposal of the board of directors.
The members of our board of directors have been appointed to staggered terms. The current terms of Messrs. Banon and Fenton will expire at the Annual Meeting; the terms of Ms. Marooney and Messrs. Puttagunta and Schuurman will expire at the 2022 Annual Meeting; and the terms of Ms. Gleeson and Messrs. Chadwick and Volpi will expire at the annual general meeting of shareholders to be held in 2023. Mr. Fenton is not standing for re-election at the Annual Meeting.
Director Independence
Under the rules of the New York Stock Exchange (“NYSE”), independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.
In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships and as a result of this review, our board of directors determined that each of Messrs. Chadwick, Fenton (not standing for re-election), Puttagunta, Schuurman and Volpi, and Mses. Gleeson, Leibowitz and Marooney, representing seven of our eight continuing directors and director nominees standing for election at the Annual Meeting, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, our board of directors considered the current and prior relationships that each non-executive director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-executive director.
In addition to the independence requirements under the NYSE rules, the Dutch Corporate Governance Code (the “DCGC”) requires a majority of the non-executive directors of our board of directors, a majority of the members of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and the Lead Independent Director to be independent. The DCGC provides for a different definition of an “independent director” and only assesses independence of non-executive directors. A non-executive director is considered not independent under the DCGC if the director or the director’s spouse, registered partner or life companion, foster child or relative by blood or marriage up to the second degree (i) has been an employee, managing director or executive director of the company in the five years prior to appointment, (ii) has received personal financial compensation from us for work not in keeping with the normal course of business, (iii) has had an important business relationship with the company in the years prior to the appointment, (iv) is a member of the management board of a company in which an executive director of the company is a supervisory board member, (v) has temporarily performed management duties for us, (vi) is a major shareholder of the company (holding at least 10%), or (vii) represents one or more major shareholders. The criteria under (i) through (v) should only apply to at most one non-executive director. The total number of non-executive directors who are not independent under this definition should account for less than half of the total number of non-executive directors. There can be at most one non-executive director who can be considered to be affiliated with or representing any shareholder, or group of affiliated shareholders, who directly or indirectly holds more than ten percent of the shares in the company. Our board of directors has determined that Mr. Schuurman is not considered independent under the DCGC. Our board of directors has determined that it complies with the independence requirements of the DCGC.
Because Mr. Fenton is unavailable to serve as a member of our board of directors following the Annual Meeting, he has not been nominated for re-election. Mr. Fenton has served on our Board since September 2012, and we are grateful for his long-standing dedication and contributions to our company.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our CEO, CFO and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of business conduct and ethics are available on our website at ir.elastic.co. We intend to post any amendment to our corporate governance guidelines and our code of business conduct and ethics, and any waivers of such guidelines or code for directors and executive officers, on the same website.

Board Leadership Structure and Role of the Lead Independent Director
As noted above, our one-tier board structure consists of one executive director and seven non-executive directors. Shay Banon serves as our CEO and Chairman and is an executive director. The board of directors believes that Mr. Banon, as our co-founder, is best positioned to identify strategic priorities, lead critical discussion, and ensure that management is aligned with the board of directors and positioned to effectively implement the business strategy endorsed by the board of directors. Additionally, our articles of association provide for one of our independent, non-executive directors to be designated as Lead Independent Director by our board of directors. Our board of directors has designated Mr. Puttagunta to serve as our Lead Independent Director. As Lead Independent Director, Mr. Puttagunta presides at all meetings of the board of directors at which the Chairman is not present, presides over executive sessions of our independent directors, as chairperson of our general meeting (if the Lead Independent Director is not present, he may designate one of the other non-executive directors for that purpose), serves as a liaison between our Chairman and our independent directors and performs such additional duties as our board of directors may otherwise determine and delegate and as required by the DCGC and our articles of association and board rules governing the internal proceedings of the board of directors. Our articles of association also provide for one of our independent, non-executive directors to be designed as vice-chairperson by our board of directors. Our board of directors has designated Mr. Volpi to serve as our Vice-Chairman. As Vice-Chairman, Mr. Volpi is entrusted with the duties of Lead Independent Director if the Lead Independent Director is absent or unwilling to take the chair.
The DCGC requires that the Lead Independent Director may not be a former executive director of our Company, in addition to the DCGC independence requirements.
The board of directors believes that its current leadership structure, in which the positions of CEO and Chairman are held by Mr. Banon, together with a Lead Independent Director with broad authority and a Vice-Chairman, is appropriate at this time and provides the most effective leadership for Elastic in a highly competitive and rapidly changing technology industry.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our CEO and other members of the senior management team at quarterly meetings of our board of directors, as well as at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing the Company.
While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk.
Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk.
Our Compensation Committee, in consultation with management and Compensia, Inc. (“Compensia”), a national compensation consulting firm that serves as compensation consultant to the Compensation Committee, assesses risks created by the incentives inherent in our compensation programs, policies and practices. Specifically, at least annually the Compensation Committee assesses and considers potential risks when reviewing and approving our compensation programs, policies and practices for all employees, including our executive officers. Based on its most recent assessment, our Compensation Committee believes that our compensation programs, policies and practices do not encourage excessive and unnecessary risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company or its operations.
Our Nominating and Corporate Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance.
Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports regularly on all significant committee activities, evaluates the risks inherent in significant transactions, and provides guidance to management.
Management Succession Planning
Our board of directors and the Nominating and Corporate Governance Committee review the risks associated with our executive management team to ensure adequate succession plans are in place. Pursuant to our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee, in consultation with the full board of directors, is primarily responsible for succession planning for the role of CEO, including developing plans for interim succession for the CEO in the event of an unexpected occurrence. In addition, the Nominating and Corporate Governance Committee works with the CEO and the board of directors to plan for succession of executive directors and non-executive directors and other members of the Company’s executive management team, as well as to develop plans for interim succession of each of the other executive directors and non-executive directors or other members of the Company’s executive management team, in the event of an unexpected occurrence. The Nominating and Corporate Governance Committee also periodically reviews the succession planning process for the CEO, executive directors, non-executive directors and any other members of our executive management team, reports its findings and recommendations to the board of directors, and assists the board of directors in evaluating potential successors.
Board Meetings and Committees of Our Board of Directors
During our fiscal year ended April 30, 2021 (“fiscal year 2021”), the board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. During fiscal year 2021, the board of directors also acted by written consent.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual general meetings of shareholders, we encourage, but do not require, our directors to attend. The Company held an annual general meeting of shareholders on October 21, 2020 (the “2020 Annual Meeting”). Messrs. Banon, Chadwick, Puttagunta and Schuurman and Mses. Gleeson and Marooney attended the 2020 Annual Meeting.
Our board of directors has the authority to appoint committees to perform certain management and administrative functions. Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Executive directors may not be members of the Audit Committee, Compensation Committee or the Nominating and Corporate Governance Committee. Our board of directors may from time to time establish ad hoc committees.
Audit Committee
Our Audit Committee is currently composed of Messrs. Chadwick, Puttagunta and Volpi, each of whom is a non-executive member of our board of directors. The Audit Committee may not be chaired by the Lead Independent Director or by a former executive director. Mr. Chadwick is the chair of our Audit Committee. In the event that Ms. Leibowitz is appointed to our board of directors, we expect that our Audit Committee will be comprised of Messrs. Chadwick and Puttagunta and Ms. Leibowitz, and that Mr. Chadwick will continue to serve as the chair of our Audit Committee. Our board of directors has determined that each member and prospective member of our Audit Committee, including the chair of our Audit Committee, satisfy the requirements for independence and financial literacy under the rules and regulations of the NYSE and the SEC. Our board of directors has also determined that each of Messrs. Chadwick, Puttagunta and Volpi qualifies as an “audit committee financial expert” as defined in the

SEC rules and satisfies the financial sophistication requirements of the NYSE. Mr. Chadwick currently serves on the audit committees of four public companies, including our company. Given Mr. Chadwick’s extensive experience as a CFO, his nearly perfect attendance to our board and Audit Committee meetings, proficiency in accounting, high level of engagement with management and other members of the board of directors, significant contributions to discussions and decision-making of the Audit Committee, experience as a finance professional and his knowledge of, and dedication to, our Company, our Nominating and Corporate Governance Committee has recommended, and our board of directors has determined, that Mr. Chadwick’s simultaneous service on the audit committees of more than three public companies does not impair his ability to effectively serve on our Audit Committee. The Audit Committee is responsible for, among other things:
•review of all related party transactions in accordance with our related party transactions policy;
•overseeing our accounting and financial reporting processes;
•the integrity and audits of our consolidated financial statements and financial reporting process;
•our systems of disclosure controls and procedures and internal control over financial reporting;
•our compliance with financial, legal and regulatory requirements related to our financial statements and other public disclosures, our compliance with our policies related thereto, and our policy in respect of tax planning;
•the engagement and retention of the registered independent public accounting firm to audit our U.S. generally accepted accounting principles (“GAAP”) financial statements and the recommendation for nomination by our board of directors for the instruction (appointment) by our general meeting of an external auditor to audit the Dutch Statutory Annual Accounts and board report, and the evaluation of the qualifications, independence, and performance of the independent public accounting firm, including the provision of non-audit services;
•the application of information and communication technology;
•the role and performance of our internal audit function;
•reviewing significant cybersecurity matters and concerns, including information security and related regulatory matters and compliance;
•overseeing significant tax and treasury matters, including, among others, tax planning and compliance, cash management, investing activities and currency exposures and approving policies related thereto;
•our overall risk profile; and
•attending to such other matters as are specifically delegated to our Audit Committee by our board of directors from time to time.
During fiscal year 2021, our Audit Committee held seven meetings and also acted by unanimous written consent.
Compensation Committee
Our Compensation Committee is currently composed of Messrs. Chadwick and Fenton and Ms. Gleeson, each of whom is a non-executive member of our board of directors. The Compensation Committee may not be chaired by the Lead Independent Director or by a former executive director. Mr. Fenton is currently the chair of our Compensation Committee. In the event that Ms. Leibowitz is appointed to our board of directors, we expect that our Compensation Committee will be comprised of Messrs. Chadwick and Volpi and Ms. Gleeson, and that Ms. Gleeson will serve as the chair of our Compensation Committee. Our board of directors has determined that each member and prospective member of our Compensation Committee meets the requirements for independence under the rules of the NYSE and the SEC and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee is responsible for, among other things:
•reviewing and approving the compensation, including equity compensation, change-in-control benefits and severance arrangements, of our executive officers and overseeing their performance;
•reviewing and making recommendations to our board of directors with respect to the compensation of our directors;
•reviewing and making recommendations to our board of directors with respect to our executive compensation policies and plans;
•implementing and administering our incentive and equity-based compensation plans;
•determining or, with respect to our Chief Executive Officer, recommending to the board of directors the number of shares underlying, and the terms of, restricted share awards and options to be granted to our directors, executive officers, and other employees pursuant to these plans;
•assisting management in complying with our proxy statement and annual report disclosure requirements;
•producing a report on executive compensation to be included in our annual proxy statement;
•assisting our board of directors in producing the compensation report to be included in our annual report filed in the Netherlands and to be posted on our website in accordance with best practice of the DCGC;
•reviewing and monitoring matters related to human capital management, including talent acquisition and retention; and
•attending to such other matters as are specifically delegated to our Compensation Committee by our board of directors from time to time.
During fiscal year 2021, our Compensation Committee held four meetings and also acted by unanimous written consent.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is currently composed of Messrs. Fenton and Puttagunta and Ms. Marooney, each of whom is a non-executive member of our board of directors. Mr. Puttagunta is the chair of our Nominating and Corporate Governance Committee. In the event that Ms. Leibowitz is appointed to our board of directors, we expect that our Nominating and Corporate Governance Committee will be comprised of Mses. Marooney and Leibowitz, and Mr. Puttagunta, and that Mr. Puttagunta will continue to serve as the chair of our Nominating and Corporate Governance Committee. Our board of directors has determined that each member and prospective member of our nominating and corporate committee meets the requirements for independence under the rules of the NYSE. The Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying, recruiting, and recommending to our board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual general meeting of shareholders;
•developing and recommending to our board of directors corporate governance guidelines as set forth in our rules of the board of directors, including the committee’s selection criteria for director nominees, and implementing and monitoring such guidelines;
•overseeing compliance with legal and regulatory requirements applicable to us;
•reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;

•recommending to our board of directors nominees for each committee of our board of directors;
•annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, and the performance of our committees of the board of directors as required by applicable law, regulations, corporate governance guidelines and exchange listing standards
•overseeing our environmental, social and governance activities, programs and public disclosure, including in light of any feedback received from shareholders of the Company; and
•overseeing our board of directors’ evaluation of executive officers.
During fiscal year 2021, our Nominating and Corporate Governance Committee held two meetings and also acted by unanimous written consent. On August 27, 2021, the Nominating and Corporate Governance Committee recommended Shelley Leibowitz for election as a non-executive director at the Annual Meeting. Ms. Leibowitz was identified by a third-party director search firm engaged by the Nominating and Corporate Governance Committee to assist in the search for a new member of the board of directors.
We have posted the charters of our Audit, Compensation, and Nominating and Corporate Governance Committees, and any amendments thereto that may be adopted from time to time, on our website at ir.elastic.co. Information on or that can be accessed through our website is not part of this proxy statement.
Environmental, Social and Governance Matters
We believe that operating Elastic in an environmentally and socially responsible manner, while employing principled, effective and transparent governance practices, will help drive long-term value for all of our stakeholders, including our shareholders, employees, customers, creditors and communities. Consistent with this belief, Elastic has taken the following steps in pursuit of those objectives.
Governance
Our board of directors sets high standards for itself and the officers and employees of the Company. Implicit in this philosophy is the importance of sound corporate governance. We believe it is the duty of the board of directors to serve all our stakeholders, including our shareholders, and to oversee the management of the Company’s business. To fulfill its responsibilities, the board of directors follows the procedures and standards set forth in our corporate governance guidelines, board rules, code of business conduct and ethics and other governance policies. To further promote better governance and a higher standard of ethical and professional conduct across the entire company, we have mandatory trainings and policy acknowledgments for employees with respect to our code of business conduct and ethics and other significant compliance policies. We also maintain an ethics hotline where employees and third parties can confidentially report any concerns about possible violations of our code of business conduct and ethics and compliance policies. We thoroughly investigate any compliance-related reports we receive through the hotline or other reporting channels and take appropriate remedial action when warranted. You can find certain of our governance documents and compliance policies on our website at www.elastic.co.
We believe that good corporate governance provides a strong foundation for operating our business in a manner that is fair, ethical and responsible and is therefore essential to the long-term success of our company. Our board of directors and its committees participate in setting the tone for our company in this regard, as they regularly review and, as appropriate, update various corporate governance and other key policy documents in light of current regulations and best practices, and monitor and strive to ensure compliance with such corporate governance and key policy documents.
We recognize the importance of diversity within our board of directors and we believe that our business benefits from a board of directors with a wide range of skills and a variety of different backgrounds and that a diverse composition contributes to a well-balanced decision-making process by the board of directors. As such, we have a diversity policy that identifies the importance of considering potential director candidates’ diversity, including nationality, age, gender, race, ethnicity, education and experience. Currently, 25% of our directors are female (in the event that Ms. Leibowitz is appointed to our board of directors, 37.5% of our directors will be female), and our board of directors is compliant with the State of California’s rules requiring certain publicly traded companies to have a minimum number of female directors and directors from underrepresented communities.
We believe that our efforts for effective corporate governance are illustrated by the following practices:

•Seven out of eight continuing directors and director nominees standing for election at the Annual Meeting are independent under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
•Our board of directors has both a Lead Independent Director and a Vice-Chairman, both of whom are independent.
•All of our board committees are comprised of independent directors.
•The functioning of our board of directors and board committees is evaluated at least annually.
•The leadership structure of our board of directors is reviewed regularly.
•Our key corporate governance and compliance policies are reviewed regularly.
•Our board of directors and its committees may hire outside advisors independently of management.
•Our insider trading policy contains anti-hedging and anti-pledging provisions.
Investing in People
Our employees (whom we call “Elasticians”) and our culture are vital to Elastic’s long-term success. We invest in our people by focusing on:
•Attracting, engaging and retaining talent;
•Maintaining our strong company culture;
•Enhancing our diversity, equity and inclusion (“DEI”);
•Continuing strong employee engagement;
•Facilitating continuous employee learning and development; and
•Offering effective total rewards, including employee well-being.
Our management regularly updates our board of directors and its committees on human capital trends and employee-focused activities and initiatives.
Our Culture
We describe our culture by the Elastic “source code,” the things that make Elastic, Elastic. Our source code guides our culture, business, product development, people practices and brand. The guiding ideas are:
•Home, Dinner. There is no such thing as work-life balance. We are successful if we find balance in life. Elastic empowers its employees with the flexibility to do so. Be home for dinner, go for a run midday, care for a sick child, or visit a parent. Finding balance means being more innovative and efficient at work. Which makes for a better Elastic.
•Space, Time. It’s easy to get stuck in a day-to-day work pattern. Allowing for the space and time to dream requires conscious effort. Embracing a high failure rate does, too. Fulfillment comes from doing the obvious and dreaming up the un-obvious. Both are foundations of Elastic.
•IT, Depends. It’s pretty complicated to make some things simple, and even more complicated to make other things possible. We embrace and value the knowledge required to do both. When a question is asked, buckle up. Sh*t is about to get real. Your journey will likely start with “it depends.”
•Progress, SIMPLE Perfection. Perfection is not a destination. Color inside the lines or color outside the lines. Just pick a color. It’s as simple as 2048. An Elastic that moves is an Elastic that survives, thrives, and stands the test of time.

•01.02, /FORMAT. Our products are distributed by design, our company is distributed by intention. With many languages, perspectives, and cultures, it’s easy to lose something in translation. Over email and chat, doubly so. Until we get a perpetual empathy machine, don’t assume malice. A distributed Elastic makes for a diverse Elastic, which makes for a better Elastic.
•As YOU, Are. We all come in different shapes with different interests and skills. We all have an accent. Celebrate it. Just come as you are. No need to invest neurons trying to fit an arbitrary mold. We’d rather you put them to work shaping Elastic.
•HUMBLE, Ambitious. Ambition drives us to challenge ourselves and the people around us to do better. It is not an excuse to be an *sshole. Be humble. Be ambitious. At Elastic, we are both.
•Speed, SCALE, Relevance. Elastic is a search company. We focus on value to users by producing fast results that operate at scale and are relevant. This is our DNA. We believe search is an experience. It is what defines us, binds us, and makes us unique.
Elastic was born a distributed company and continues to be distributed by design. We have designed our processes, systems, and teams so that employees can generally perform their jobs without needing to be physically present in the same room or even in the same time zone. Just as distributed systems are more resilient, we believe that being distributed helps build a strong company that can scale and adapt as new challenges arise. Having a distributed workforce gives us a global candidate pool, which gives us the opportunity to cast a wider recruiting net, a critical aspect of helping open our pipelines to a broader set of diverse talent.
Diversity, Equity and Inclusion
Our focus on DEI is critical to how we develop, strengthen and sustain a sense of belonging and inclusion among all Elasticians.
Balanced Teams. We strive to be an employer of choice for a diverse and inclusive workforce through our talent brand, talent attraction, development, and retention efforts. Our recruiting approach is underpinned by the desire to create balanced teams at Elastic, which includes considering broad aspects of diversity from race and gender mix as well as diversity of thought, experience and tenure when recruiting new team members. In fiscal year 2021, the created-by-women-for-women workplace review site, Fairygodboss, recognized Elastic as number one in the Best Technology Company for Women category, and as one of the best workplaces for women in two additional categories: Best Company for Women, and Best Company Where CEOs Support Gender Diversity.
Elastician Resource Groups. We strive to embed DEI deep within our culture through various initiatives, projects and programs, the centerpiece of which is the Elastician Resource Groups, which are organizationally sponsored, self-organized, Elastician-run groups. Aligned to specific shared identities, interests, affinity or allyship, such as Latinx, parent(s), disability or accessibility, Black, LGBTQ+ and others, each group identifies goals and objectives with executive sponsorship to ensure that they provide tangible benefits and result in all Elasticians feeling a sense of belonging.
Code of Conduct. All of our employees must adhere to a code of business conduct and ethics that sets standards for appropriate behavior and, as mentioned above, are required to complete annual training on the code of business conduct and ethics and training to help prevent, identify and report any type of discrimination and harassment.
Employee Engagement
We are committed to ensuring that Elasticians have a voice in how we can collectively make Elastic a better place to work.
New Employee Onboarding. Our new employee onboarding experience is centered around attending “X-School”, our extensive new-hire orientation program, which enables new Elasticians to meet and collaborate with other new Elasticians from around the globe and to learn about our products and solutions.
Engagement Surveys. We maintain a regular pulse on how our employees are feeling through two primary feedback mechanisms – an annual employee engagement survey and a mid-year pulse survey check-in. The results of these surveys are reviewed at the company, functional, team and manager level, with action plans put in place annually. Elasticians were highly engaged in providing feedback in fiscal year 2021, with very high participation rates for the mid-year and annual surveys as well as high engagement scores across a spectrum of questions.
Learning and Development
Our Learning & Organizational Development team’s mission to enable Elasticians to pursue their purpose, in work and life, makes for a better Elastic. To that end, we have a variety of ways in which we support the continuous learning and development of all Elasticians, including access to on-demand video based learning.
We also conduct specific programs to develop managers and leaders at Elastic, including our flagship Leadership Performance Program, an externally-led program focused on high-performing leaders who have the potential to have a significant strategic impact on the achievement of our long-term objectives.
Total Rewards
Compensation, Benefits and Well-being. We provide market competitive compensation which typically includes cash compensation as well as equity awards. Reflecting our interest in the whole person, we provide programs designed to enable Elasticians to meet their well-being goals, from starting a family to being at their physical and emotional best. These programs include market competitive medical and dental programs, in addition to focus on mental health and holistic well-being. We provide market competitive paid time off programs, including offering 16 weeks of paid leave to all new parents. In addition, we also provide retirement and income protection plans, which include a 401k plan with a dollar-for-dollar match by Elastic up to 6% of eligible earnings up to a plan-limit maximum for U.S.-based Elasticians as well as similar competitive plans outside of the United States.
Fair Pay. We have fair and consistent compensation practices through our use of local third-party market data specific to each country, where available, so that we understand local compensation and cost of labor levels. We retain external experts to review our compensation outcomes on an ongoing basis to ensure they are bias-free and fairly reward employee performance and contributions. We take great pride in our focus on fair pay and the positive results we’ve established. Our external review continues to validate that we have gender-based pay parity between male and female Elasticians globally.
Involvement in the Community. Through Elastic Cares, employees can support the charitable organizations that matter the most to them on a local and global level. Elastic Cares is a program consisting of donation matching, our nonprofit organization program which provides our technology for free to certain nonprofit organizations, and our volunteer time off (“VTO”) initiative. Employees are encouraged to volunteer for these organizations throughout the year using our VTO program which provides our employees with 40 hours of volunteer time each year.
COVID-19 Response
During the COVID-19 pandemic, our primary focus was and continues to be on the safety and well-being of our employees and their families. In the fourth quarter of fiscal 2020, we closed our offices globally and required our employees to work remotely. Additionally, due to concerns over risks related to travel and large gatherings, we have replaced our in-person events, including our internal global all-hands, annual flagship conference and other in-person marketing events, with web-based virtual events. Given the significant personal and professional impact of the COVID-19 pandemic, we provided reimbursements for home office equipment and established specific learning opportunities for our employees that allowed teams to better connect to each other, including fun activities to help teams bond. To allow employees to deal with and alleviate the physical, mental, and emotional effects of the pandemic on themselves and loved ones, we offered two weeks of COVID leave and implemented company-wide days off called “Shut It Down Days” twice per month.
Elastic Community Engagement
At Elastic, community matters. We recognize that our team extends beyond our employees to our community of users, which includes all the users who download our software. Our users interact with us on our website and forums and on Twitter, GitHub, Stack Overflow, Quora, Facebook, Weibo, WeChat, and more. In order to build products that best meet our users’ needs, we focus on, and invest in, continuing to build a strong community. Each download of the Elastic Stack is a new opportunity to educate our next contributor, hear about a new use case, explore the need for a new feature, or meet a future member of the team. Community is more than code and it is core to our identity, binding our products closely together with our users.

To recognize the contributions of our community members, we have an Elastic Contributor Program to recognize the hard work of our awesome contributors, encourage knowledge sharing within the Elastic community and to build friendly competition around contributions. Further, we created the Elastic Excellence Awards program, which celebrates philanthropic, innovative and transformative projects and the people behind them. Through our engagement with our community through programs such as the Elastic Contributor Program and Elastic Excellence Awards, we aim to acknowledge and recognize our valued community members who have brought us to where we are now.
Global Data Privacy
Working to maintain the trust and confidence of our customers is at the center of our global privacy and information security program. Elastic’s data protection program leverages technology and robust governance practices in an effort to protect data. We have dedicated teams that include seasoned privacy and compliance counsel, our chief information security officer, our data protection officer, and experienced security operations teams working to protect data. We invest in technical, organizational, and administrative measures throughout our infrastructure, including our cloud offerings. Elastic’s program includes transparency, physical and logical controls, vulnerability monitoring, data availability, supply-chain risk management and a legal compliance framework designed to address applicable laws and regulations relating to privacy and information security. Further, our services have been independently audited and are the subject of numerous certifications and attestations relating to specified privacy and security standards.
Environmental Impact and Sustainability
Although greenhouse gas emissions and water and energy usage are not material factors to the day-to-day operations of our business as a provider of software solutions, we believe that environmentally responsible operating practices are important to generating value for our stakeholders, being a good partner to our customers, and being a good employer to our employees.
As a company distributed by design we have a distributed workforce, which helps reduce our environmental footprint by decreasing long commutes and the environmental impact, energy usage and waste that can come with operating numerous large physical offices that would typically be needed to house a traditional in-office workforce. While we do have physical office spaces throughout the world, the space is limited and we strive to limit the amount of space used to what is necessary to support our operations globally, and as noted previously, we support a distributed workforce by providing reimbursements for home office equipment.
We also recognize the foundational value that promoting an ethical business environment brings to all market participants and strive to support a business environment that allows us and our suppliers to flourish. We have adopted and make publicly available a global vendor code of conduct and are working to develop programs using several industry standards such as, among others, International Standards Organization and Responsible Business Alliance (formerly Electronic Industry Citizenship Coalition).
Company goals are aspirational and may change. Statements regarding the Company’s goals are not guarantees or promises that they will be met.
Policies Governing Director Nominations
Director Nomination Process
Our board of directors is responsible for selecting its own members. Our board of directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the board of directors regarding the size and composition of the board of directors. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the board of directors accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The Nominating and Corporate Governance Committee recommends, and our board of directors provides a binding nomination for a candidate to stand for appointment as director by the meeting of shareholders.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Candidates recommended by shareholders and other stakeholders are given appropriate consideration in the same manner as other candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates as director nominees to our board of directors in order for the board of directors to draw up a binding nomination for appointment by the meeting of shareholders.
Shareholders may submit proposals related to the composition of the board of directors as provided in our articles of association and by Dutch law. Such proposals are forwarded to the chairperson of the Nominating and Corporate Governance Committee for consideration. All directors are appointed by the annual general meeting of shareholders (or an extraordinary meeting of shareholders) at the binding nomination of the board of directors. Additionally, if a binding nomination of the board of directors has been overruled and a subsequent non-binding nomination by the board of directors has been rejected, shareholders may propose a resolution to appoint a board member that was not nominated by the board of directors, and any such resolution requires at least a two-thirds majority of the votes cast at the annual general meeting, provided such majority represents more than half the issued share capital.

Qualifications
In recommending candidates to the board of directors, the Nominating and Corporate Governance Committee takes into consideration the board of directors’ criteria for selecting new directors, including, but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to duties of the board of directors. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any candidate. We do however consider diversity in reviewing director candidates and do not discriminate on the basis of race, religion, sexual orientation, sex or national origin. In order for the board of directors to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the board of directors should include directors possessing a blend of experience, knowledge and ability, regardless of other characteristics.
Shareholder Communications
The Company has a process for shareholders and other interested parties who wish to communicate with our board of directors, or with an individual member or members of our board of directors. Shareholders and other interested parties who wish to communicate with our board of directors may write to our board of directors at the address of the Company’s registered office at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands. These communications will be received by our General Counsel and will be presented to our board of directors at the discretion of our General Counsel, in consultation with appropriate directors, as necessary. Certain items that are unrelated to our board of directors’ duties and responsibilities may be excluded, such as mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. The full text of our policies and procedures for bilateral contacts with shareholders, including information regarding how to contact our non-management directors, is available on our website at ir.elastic.co.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee during our fiscal year 2021 was or has formerly been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Compensation Committee or our board of directors.

Non-Executive Director Compensation
Each non-executive director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards. Our board of directors has the discretion to revise non-executive director compensation as it deems necessary or appropriate, in accordance with our remuneration policy as previously adopted by an annual general meeting of shareholders (the “Remuneration Policy”).
Cash Compensation. In fiscal 2021, all non-executive directors were eligible to receive the following cash compensation for their services:
•$30,000 per year for service as a board member;
•$10,000 per year additionally for service as Lead Independent Director;
•$20,000 per year additionally for service as chairperson of the Audit Committee;
•$8,500 per year additionally for service as an Audit Committee member;
•$12,000 per year additionally for service as chairperson of the Compensation Committee;
•$5,000 per year additionally for service as a Compensation Committee member;
•$7,500 per year additionally for service as chairperson of the Nominating and Corporate Governance Committee; and
•$4,000 per year additionally for service as a Nominating and Corporate Governance Committee member.
All cash payments to non-executive directors, or the retainer cash payments, are paid quarterly in arrears on a prorated basis.
Equity Compensation. In fiscal year 2021, our non-executive directors were eligible for nondiscretionary, automatic grants of restricted stock units, except for any non-employee director who either (i) beneficially owns more than 2% of the outstanding and issued share capital of the Company, or (ii) is a partner or a member of any venture capital firm that owns securities of the Company representing more than 2% of the outstanding and issued share capital of the Company.
•Initial award. Any person who would have first became an eligible non-executive director would have been granted an award of restricted stock units covering a number of shares having a grant date fair value equal to $170,000 pro-rated for the amount of time that remains in the 12-month period prior to the next scheduled annual general meeting of the Company’s shareholders (and if the date of such annual general meeting of the Company’s shareholders is not known, the one-year anniversary of the most recent Annual Award granted to non-executive directors), rounded down to the nearest whole share (the “Initial Award”). The shares underlying the Initial Award will settle on the earlier of (i) the one-year anniversary of the date the Initial Award is granted or (ii) the day prior to the date of the annual general meeting of the Company’s shareholders next following the date the Initial Award is granted, subject to continued service through the applicable vesting date.
•Annual award. For fiscal year 2021, on the date of the general meeting of the Company’s shareholders, each eligible non-executive director was eligible to be granted an award of restricted stock units covering a number of shares having a grant date fair value equal to $170,000 (the “Annual Award”). The shares underlying the Annual Award will settle on the earlier of (i) the one-year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the annual general meeting of our shareholders next following the date the Annual Award is granted, subject to continued service through the applicable vesting date.
The grant date fair value is computed in accordance with GAAP.
Any award of restricted stock units granted under our non-executive director compensation policy will fully vest and become exercisable in the event of a change in control, as defined in our amended and restated 2012 Stock

Option Plan (the “2012 Plan”) provided that the director remains a director through such change in control. Further, our 2012 Plan provides that in the event of a merger or change in control, as defined in our 2012 Plan, each outstanding equity award granted under our 2012 Plan that is held by a non-executive director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable, provided such director remains a director through such merger or change in control.
Fiscal 2021 Non-Executive Director Compensation Table
The table below shows the total compensation awarded to our non-executive directors during fiscal year 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Jonathan Chadwick(2)	55,000	169,890	(3)	224,890
Peter Fenton(4)	46,000	169,890	(3)	215,890
Alison Gleeson(4)	35,000	169,890	(3)	204,890
Caryn Marooney(4)	34,000	169,890	(3)	203,890
Chetan Puttagunta(4)	56,000	169,890	(3)	225,890
Steven Schuurman(5)	30,000	—		30,000
Michelangelo Volpi(6)	—	—		—
(1)The amounts shown represent the grant date fair value of restricted stock unit (“RSU”) awards granted in fiscal year 2021 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). Such amounts do not represent amounts paid to or realized by the non-executive director. See Note 11, “Equity Incentive Plans” of the notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2021 regarding assumptions underlying valuation of equity awards. Additional information regarding the RSUs awarded to each non-executive director during fiscal year 2021 is set forth in the footnotes below.
(2)As of April 30, 2021, Mr. Chadwick held 1,487 RSUs and 162,500 options to purchase ordinary shares.
(3)Represents the aggregate grant date fair value of RSUs granted to the incumbent non-executive directors on October 21, 2020, under the terms of our non-executive director compensation policy for fiscal year 2021 and the 2012 Plan, and calculated in accordance with ASC 718 based on the closing market price of our ordinary shares on the grant date.
(4)As of April 30, 2021, the non-executive director held 1,487 RSUs and no options to purchase ordinary shares.
(5)The non-executive director did not receive any grants of RSUs or options to purchase ordinary shares in fiscal year 2021 in accordance with our non-executive director compensation policy, which provides that non-employee directors who, at the time of appointment or the date of the annual general meeting, either (i) beneficially owned more than 2% of the outstanding and issued share capital of the Company, or (ii) was a partner or a member of any venture capital firm that owns securities of the Company representing more than 2% of the outstanding and issued share capital of the Company, are not eligible to receive equity awards. As of April 30, 2021, the director held no RSUs or options to purchase ordinary shares.
(6)Mr. Volpi has waived his right to receive payments of director fees and the annual equity grant to directors. He would have been eligible to receive $38,500 in fees and an RSU award with a grant date fair value of $169,890 calculated in accordance with ASC 718 for his service as a director in fiscal year 2021.

BOARD ELECTIONS—VOTING PROPOSAL NO. 1
The board of directors of the Company is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. The board of directors selects the Company’s senior management, delegates authority for the conduct of the Company’s day-to-day operations to those senior managers, and monitors their performance. Members of the board of directors are kept informed of the Company’s business by, among other things, participating in meetings of the board of directors and committees and by reviewing analyses and reports provided to them.
The board of directors is currently made up of eight directors. We have a one-tier board of directors, consisting of one executive director and seven non-executive directors. Under the Company’s articles of association, all directors may hold office for a maximum term of three years provided that such term shall lapse ultimately immediately after the close of the first annual general meeting held after three years have lapsed since the appointment, or until their earlier death, resignation or removal. A director may be reappointed, and the three-year maximum term may be deviated from by resolution of the general meeting of shareholders upon a proposal of the board of directors.
The members of our board of directors have been appointed to staggered terms. The terms of Messrs. Banon and Fenton will expire at the Annual Meeting; the terms of Ms. Marooney and Messrs. Puttagunta and Schuurman will expire at the annual general meeting of shareholders to be held in 2022; and the terms of Ms. Gleeson and Messrs. Chadwick and Volpi will expire at the annual general meeting of shareholders to be held in 2023.
The board of directors, following the recommendation of the Nominating and Corporate Governance Committee, has made a binding nomination to re-elect Mr. Banon as an executive director and to elect Ms. Leibowitz as a non-executive director, each in accordance with article 7.2 of the Company’s articles of association. Mr. Fenton, a non-executive director with a term expiring at the Annual Meeting, is not standing for re-election.
The board of directors recommends a vote “FOR” the election of each of Mr. Banon and Ms. Leibowitz.
If appointed, the terms of office for Mr. Banon and Ms. Leibowitz will expire at the end of the 2024 annual general meeting of shareholders.
Other than as disclosed in this proxy statement regarding compensation for non-executive directors, which Ms. Leibowitz would receive if elected, and compensation received by Mr. Banon as our Chief Executive Officer, there are no arrangements or understandings between the nominees, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.
Required Vote
Mr. Banon and Ms. Leibowitz will each be appointed to the board of directors unless a two-thirds majority of the votes cast for such nominee at the Annual Meeting, which votes must represent more than one-half of the issued and outstanding share capital, are cast against such nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS—VOTING PROPOSAL NO. 2
At the Annual Meeting, shareholders will be asked to adopt the Dutch Statutory Annual Accounts for fiscal year 2021, which are prepared in accordance with International Financial Reporting Standards (“IFRS”). The report of PricewaterhouseCoopers Accountants N.V. for fiscal year 2021, is included in the Dutch Statutory Annual Accounts.
In accordance with article 10.1.5 of the Company’s articles of association, the board of directors of the Company has determined that the net loss for fiscal year 2021 is added to the other reserve-accumulated losses.
As a public company with limited liability incorporated under the laws of the Netherlands, the Company is required by Dutch law to prepare the accounts and submit them to shareholders for adoption. The Company’s Dutch Statutory Annual Accounts are different from the consolidated financial statements contained in our annual report on Form 10-K for fiscal year 2021, which were prepared in accordance with GAAP and filed with the SEC.
A copy of the Dutch Statutory Annual Accounts will be available free of charge on our website at ir.elastic.co, at our offices at 800 West El Camino Real, Suite 350 Mountain View, California 94040 and at our offices in the Netherlands at Keizersgracht 281, 1016 ED Amsterdam.
A representative of PricewaterhouseCoopers Accountants N.V. will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders, and will be given an opportunity to make a statement.
Required Vote
The adoption of the Company’s Dutch Statutory Annual Accounts for fiscal year 2021 requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one-third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS.

GRANT OF FULL DISCHARGE TO EXECUTIVE DIRECTOR—VOTING PROPOSAL NO. 3
At the Annual Meeting, our shareholders will be asked to grant a discharge to the executive director of the Company from his liability with respect to the performance of his duties as an executive director of the Company during fiscal year 2021. The scope of the discharge extends to the facts that are apparent from the Dutch Statutory Annual Accounts and facts that are otherwise known to the general meeting of shareholders.
Required Vote
The approval to grant the discharge to the executive directors of the Company requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one-third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE GRANTING OF FULL DISCHARGE FROM LIABILITY TO THE EXECUTIVE DIRECTOR.

GRANT OF FULL DISCHARGE TO NON-EXECUTIVE DIRECTORS—VOTING
PROPOSAL NO. 4
At the Annual Meeting, our shareholders will be asked to grant a discharge to the non-executive directors of the Company from their liability with respect to the performance of their duties as non-executive directors of the Company during fiscal year 2021. The scope of the discharge extends to the facts that are apparent from the Dutch Statutory Annual Accounts and facts that are otherwise known to the general meeting of shareholders.
Required Vote
The approval to grant the discharge to the non-executive directors of the Company requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one-third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE GRANTING OF FULL DISCHARGE FROM LIABILITY TO THE NON-EXECUTIVE DIRECTORS.

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM—VOTING PROPOSAL NO. 5
Introduction
The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the GAAP consolidated financial statements of the Company for the fiscal year ending April 30, 2022. In addition, the board of directors has directed that management submit the selection of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for ratification by the shareholders at the Annual Meeting. The board of directors recommends that shareholders vote “FOR” the ratification and selection of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP also served as the Company’s independent registered public accounting firm for fiscal year 2021. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Although action by shareholders is not required by law, the board of directors has determined that it is desirable to request ratification of this selection by the shareholders. Notwithstanding the ratification of this selection by the shareholders, the Audit Committee, in its discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Audit Committee feels that such a change would be in the best interest of the Company and its shareholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.
For the avoidance of doubt, this item does not relate to the appointment of a Dutch auditor for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending April 30, 2022. PricewaterhouseCoopers Accountants N.V. was appointed as the Company’s Dutch auditor at the Company’s extraordinary general meeting held on September 28, 2018.
Principal Accounting Fees and Services
The following table presents fees for professional audit services and other services rendered to the Company by its principal independent registered public accounting firm for fiscal years 2021 and 2020. The dollar amounts in the table and accompanying footnotes are in thousands.

	Fiscal Year 2021	Fiscal Year 2020
Audit Fees(1)	$2,968,283	$3,107,628
Audit-Related Fees(2)	137,450	502,800
Tax Fees(3)	10,316	16,500
All Other Fees(4)	5,781	5,987
Total	$3,121,830	$3,632,915
(1)Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings.
(2)Audit-Related Fees are fees for assurance and related services that are reasonably associated to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not included in “Audit Fees.” For the fiscal year ended April 30, 2020, these fees related to services in connection with our acquisition of Endgame, Inc.
(3)Tax Fees include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters and assistance with tax audits.
(4)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These services specifically relate to subscription fees paid for access to online accounting research software and regulatory applications.

All services provided by PricewaterhouseCoopers LLP for our fiscal years 2021 and 2020 were approved by our Audit Committee.
Pre-Approval of Audit and Non-Audit Services
The Audit Committee has established a policy governing the Company’s use of its principal independent registered public accounting firm for non-audit services. Under the policy, the Audit Committee must pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm, unless subsequent approval is permitted under the rules and regulations of the SEC, in order to ensure that the provision of such services does not impair the public accountants’ independence.
Required Vote
The ratification of the selection of PricewaterhouseCoopers LLP requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one-third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2022.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is responsible for assisting our board of directors in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.
Management of the Company has the primary responsibility for preparing the Company’s consolidated financial statements, as well as establishing and maintaining the integrity of the Company’s financial reporting process, accounting principles and internal controls. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and internal control over financial reporting and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended April 30, 2021 with the Company’s management and PricewaterhouseCoopers LLP. The Audit Committee also discussed with PricewaterhouseCoopers LLP critical audit matters included in the firm’s audit opinion and discussed the firm’s opinion regarding the Company’s internal control over financial reporting. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope, plans, and estimated costs of PricewaterhouseCoopers LLP’s audits. To ensure independence, the Audit Committee met separately with PricewaterhouseCoopers LLP and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence, and it has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee also met with PricewaterhouseCoopers LLP periodically to discuss the results of their examinations, the overall quality of the Company’s financial reporting and their reviews of the Company’s quarterly financial statements.
Based on the reviews and discussions described above, the Audit Committee recommended to the board of directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee:
Jonathan Chadwick (Chair)
Chetan Puttagunta
Michelangelo Volpi
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

AUTHORIZATION OF THE BOARD OF DIRECTORS TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY—VOTING PROPOSAL NO. 6
At the Annual Meeting, our shareholders will be asked to authorize the board of directors to, on the Company’s behalf, repurchase the Company’s ordinary shares up to a maximum of 10% of the issued share capital at the date of acquisition on a stock exchange or otherwise, at a price per share between (i) an amount equal to the nominal value of the ordinary shares and (ii) an amount equal to 110% of the market price of an ordinary share on such stock exchange, the market price being the average of the highest price on each of the five days of trading prior to the day of the acquisition, for a period of 18 months. This authorization, if given, will supersede and replace the board of directors existing repurchase authorization granted by shareholders on October 21, 2020.
The purpose of this proposal is to give the board of directors flexibility in repurchasing ordinary shares for, among other considerations, the return of capital to its shareholders and/or, to the extent such authorization is required, to fulfill the Company’s obligations under its 2012 Plan.
Required Vote
The resolution to authorize the board of directors to repurchase shares in the capital of the Company requires an affirmative vote of a simple majority of votes cast in the Annual Meeting where at least one-third of the issued and outstanding shares are represented.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO REPURCHASE SHARES IN THE CAPITAL OF THE COMPANY.

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS—VOTING PROPOSAL NO. 7
At the Annual Meeting, our shareholders will be asked to approve, on a non-binding and advisory basis, the compensation of our Named Executive Officers. You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement, which provides a comprehensive review of our executive compensation program and its elements, objectives and rationale.
The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our Named Executive Officers in its totality, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
In accordance with Section 14A of the Exchange Act rules, our shareholders are asked to approve the following non-binding resolution:
“RESOLVED, that the Company’s shareholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 annual meeting of shareholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”
As this is an advisory vote, you are not voting to approve or disapprove of the board of directors’ recommendation. Nevertheless, our board of directors appreciates your input as it considers the compensation of our Named Executive Officers, and our board of directors and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. The next advisory shareholder vote on the compensation of our named executive officers will occur at our 2022 annual general meeting of shareholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NON-BINDING RESOLUTION ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
The following table provides information regarding our current executive officers as of August 23, 2021. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Shay Banon	43	Executive Director, Chief Executive Officer and Chairman
Janesh Moorjani	48	Chief Financial Officer
Paul Appleby	58	President, Worldwide Field Operations
Ashutosh Kulkarni	46	Chief Product Officer
W.H. Baird Garrett	60	Senior Vice President and General Counsel
For a brief biography of Mr. Banon, please see “Board of Directors and Corporate Governance—Nominees for Director.”
Janesh Moorjani has served as our CFO since August 2017. Prior to joining us, he served as Executive Vice President and CFO of Infoblox Inc., an IT automation and security company, from January 2016 until August 2017. From July 2013 to January 2016, Mr. Moorjani was with VMware, Inc., a provider of cloud and virtualization software and services, where he served in various roles, most recently as a Senior Vice President of Finance from January 2015 to January 2016. From October 2004 to June 2013, he served in a number of finance and sales roles at Cisco Systems, Inc. Mr. Moorjani holds a Bachelor of Commerce degree from Sydenham College of Commerce and Economics of University of Mumbai and an M.B.A. from the Wharton School of the University of Pennsylvania.
Paul Appleby has served as our President, Worldwide Field Operations since August 2020. Prior to joining us, he was the Chief Executive Officer of Kinetica DB, Inc., a developer of analytics and artificial intelligence software, from December 2017 to June 2020. Before this, Mr. Appleby served as President – Worldwide Sales and Marketing of BMC Software, Inc., an enterprise IT operations software company, from April 2014 to July 2017. Previously, Mr. Appleby served as Executive Vice President of Global Enterprise Sales of Salesforce.com, Inc., a provider of cloud-based customer relationship management systems from 2012 to 2014, Managing Director – EMEA and APJ of Travelex plc, a foreign exchange company, from 2006 to 2009, and Vice President APJ of Siebel Systems, a provider of customer relationship management software, prior to its acquisition by Oracle, from 2002 to 2006.
Ashutosh Kulkarni has served as our Chief Product Officer since January 2021. Prior to joining us, he served as Executive Vice President and Chief Product Officer, Enterprise Business Group, at McAfee Corp., a digital provider of cyber security services, from October 2018 until December 2020. Prior to joining McAfee Corp., Mr. Kulkarni served as Senior Vice President and General Manager at Akamai Technologies in the Web Performance and Web Security division and in the Web Experience division from August 2016 to October 2018 and August 2015 to August 2016, respectively. Prior to that, Mr. Kulkarni held various senior leadership, product management, product marketing and engineering roles at Akamai Technologies, Informatica and Sun Microsystems. Mr. Kulkarni earned an M.S. in computer engineering from the University of Texas at Austin, an M.B.A. degree from the University of California, Berkeley and a B.E. in engineering from the University of Mumbai.
W.H. Baird Garrett has served as our General Counsel since June 2018 and as our Senior Vice President of Legal since July 2015. Prior to joining us, he was Of Counsel at VLP Law Group LLP from October 2008 to June 2015, where he served as the Chair of the Technology Transactions Practice Group from 2012 to 2015, and previously was an associate at Wilson Sonsini Goodrich & Rosati, P.C. Mr. Garrett previously served as a director of Full House Resorts, Inc., a casino developer and operator, from November 2014 to May 2019. Mr. Garrett holds a B.A. in International Relations from Pennsylvania State University, an M.A. in International Relations from the University of Chicago and a J.D. from the University of Virginia School of Law, where he was an Editor, and member of the Articles Review Board, of the Virginia Law Review.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis provides information regarding the fiscal year 2021 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) at fiscal year-end who were our most highly-compensated executive officers (our “Named Executive Officers”). For fiscal year 2021, our Named Executive Officers were:
•Shay Banon, our Chairman of the board of directors and CEO;
•Janesh Moorjani, our CFO;
•Paul Appleby, our President, Worldwide Field Operations;
•Ashutosh Kulkarni, our Chief Product Officer (“CPO”); and
•W.H. Baird Garrett, our Senior Vice President and General Counsel.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal year 2021. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee or, with regard to the compensation of our CEO, the non-executive directors serving on our board of directors arrived at the specific compensation decisions for our Named Executive Officers in fiscal year 2021 and discusses the key factors that the Compensation Committee considered in determining their compensation or, with regard to the compensation of our CEO, making recommendations to our board of directors.
Fiscal Year 2021 Executive Officer Appointments
On August 24, 2020, Mr. Appleby was appointed our President, Worldwide Field Operations, while on January 4, 2021, Mr. Kulkarni was appointed our Chief Product Officer. For details on the initial compensation arrangements with Messrs. Appleby and Kulkarni, please see “Executive Summary – Executive Compensation Highlights” below.
Executive Summary

Who We Are
Elastic is a search company. We deliver technology that enables users to search through massive amounts of structured and unstructured data for a wide range of use cases. Our primary offering is the Elastic Stack, a powerful set of software products that ingest and store data from any source, and in any format, and perform search, analysis, and visualization in milliseconds or less. The Elastic Stack is designed for direct use by developers to power a variety of use cases. We also offer three software solutions – Enterprise Search, Observability, and Security – built on the Elastic Stack. Our solutions are designed to be deployed everywhere: in public or private clouds, in hybrid environments, or in traditional on-premises environments. Our products are used by individual developers and organizations of all sizes across a wide range of industries.
Elasticsearch is the heart of the Elastic Stack. It is a distributed, real-time search and analytics engine and datastore for exploring all types of data including textual, numerical, geospatial, structured and unstructured. The Company was formed in 2012. Since then, we have added new products, released new features, acquired companies and created new solutions to expand the functionality of our products.
The Elastic Stack
The Elastic Stack is primarily composed of the following products:

•Elasticsearch. Elasticsearch is the heart of the Elastic Stack. It is a distributed, real-time search and analytics engine and datastore for all types of data, including textual, numerical, geospatial, structured, and unstructured.
▪Kibana. Kibana is the user interface for the Elastic Stack. It is the visualization layer for data stored in Elasticsearch. It is also the management and configuration interface for all parts of the Elastic Stack.
The Elastic Stack also supports data ingest with a number of supporting products:
▪Logstash. Logstash is the dynamic data processing pipeline for ingesting data into Elasticsearch or other storage systems from a multitude of sources simultaneously.
▪Beats. Beats is the family of lightweight, single-purpose data shippers for sending data from edge machines to Elasticsearch or Logstash.
▪Elastic Agent. Elastic Agent, currently in beta, is a single, unified way to add monitoring for logs, metrics, and other types of data to each host. Elastic Agent includes integrated host protection and central management.
Some features of the Elastic Stack are free and open, available to users at no cost, while others require paid subscriptions. Paid proprietary features enable capabilities such as automating anomaly detection on time series data at scale through machine learning, facilitating compliance with data security and privacy regulations, supporting search across low cost cold and frozen data tiers, and allowing real-time notifications and alerts. The source code of both free and paid features in the Elastic Stack is visible to the public in the form of “open code.”
Our Solutions
We have built a number of solutions on top of the Elastic Stack to make it easier for organizations to use our software for common use cases. Like the Elastic Stack, our solutions comprise a combination of free and open features and paid proprietary features. Our solutions include:

▪Enterprise Search. Our Enterprise Search solution provides powerful search for documents and results living in websites, applications and workplaces. Enterprise Search includes: Workplace Search, a unified search platform for the workplace that seamlessly connects to the most widely used enterprise systems and tools; App Search, a flexible, API-driven tool for building search experiences to support websites and portals, e-commerce, mobile app search, and customer support; and Site Search, an easy way to bring powerful search to any website.
▪Observability. Our Observability solution enables unified analysis across the IT ecosystem of applications, networks, and infrastructure. Observability includes: Logs, to search and analyze petabytes of structured and unstructured logs; Metrics, to search and analyze numeric and time series data; application performance management, to deliver insight into application performance and health metrics and provide developers with confidence in their code; and Uptime, to easily track and monitor the availability of hosts, websites, services and applications.
▪Security. Our Security solution provides unified protection to prevent, detect, and respond to threats. Security includes: security information and event management, with integrations to network, host, user, and cloud data sources, as well as workflow and operations, shareable analytics, incident management, and investigations; and Endpoint Security, for prevention, detection and response in a single, stack-integrated agent.
Fiscal Year 2021 Financial Highlights
Fiscal year 2021 was a strong year for us marked by significant growth in our business. Our fiscal year 2021 financial highlights included the following:
•Total revenue was $608.5 million, an increase of 42% year-over-year.
•SaaS revenue was $166.3 million, an increase of 80% year-over-year.

•GAAP operating loss was $129.5 million, while GAAP operating margin was -21%.
•Non-GAAP operating loss was $7.3 million, while non-GAAP operating margin was -1%.
•GAAP net loss per share was $1.48, while non-GAAP net loss per share was $0.09.
•Operating cash flow was $22.5 million with free cash flow of $18.3 million, or 3% free cash flow margin.
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP operating loss, free cash flow, and free cash flow margin. For additional information and a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see the Non-GAAP Financial Measures section of Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2021 filed with the SEC on June 25, 2021.
Executive Compensation Highlights
Consistent with our compensation objectives and following a review of data summarizing the competitive market environment and the other factors described below, the Compensation Committee (and, in the case of our CEO, the non-executive directors on our board of directors upon the recommendation of the Compensation Committee) took the following key actions with respect to the compensation of our Named Executive Officers for and during fiscal year 2021:
•Base Salaries – As part of the annual review of our executive compensation program, approved a base salary increase for our CEO of 6.7% in October 2020 setting his annual base salary at $400,0001. Our other incumbent Named Executive Officers did not receive an annual base salary increase during fiscal year 2021.
•Long-Term Incentive Compensation of CEO – As part of the annual review of our executive compensation program, granted long-term incentive compensation in the form of an option to purchase ordinary shares with an award value2 of $3.75 million and a restricted stock unit (“RSU”) award that may be settled for ordinary shares with an award value of $3.75 million to our CEO in December 2020.
1 In March 2021, our CEO relocated from the United States to Israel. Accordingly, following our CEO’s relocation to Israel, all cash compensation paid to our CEO was denominated in New Israel Shekels (“ILS”). For purposes of this Compensation Discussion and Analysis, all compensation paid in ILS to our CEO has been converted into USD at an exchange rate of 0.3081 USD for each 1.00 ILS, which was the exchange rate in effect on April 30, 2021 (our fiscal year end).
2 For purposes of this Compensation Discussion and Analysis, “award value” generally means an economic target value, as distinct from the grant date fair value under ASC 718. The actual number of our ordinary shares subject to an equity award was determined by dividing the applicable award value by one of the following per share values, as applicable: (i) with respect to RSU awards granted to Messrs. Banon, Moorjani and Garrett and the RSU award with an award value of $1.5 million granted to Mr. Kulkarni, the value per share was equal to the trading average of our ordinary shares for the 15 trading days immediately prior to the applicable grant date, (ii) with respect to RSU awards granted to Messrs. Appleby and Kulkarni (other than the RSU award with an award value of $1.5 million granted to Mr. Kulkarni as noted above), the value per share was equal to the trading average of our ordinary shares for the calendar month in which the named executive officer commenced employment, (iii) with respect to stock options granted to Messrs. Banon, Moorjani and Garrett and the stock option with an award value of $0.5 million granted to Mr. Kulkarni, the value per share was calculated in accordance with the Black-Scholes option valuation methodology, which calculation assumed that the value of one of our ordinary shares was equal to the trading average of our ordinary shares for the 15 trading days immediately prior to the applicable grant date, and (iv) with respect to stock options granted to Messrs. Appleby and Kulkarni (other than the stock option with an award value of $0.5 million as noted above), the value per share was calculated in accordance with the Black-Scholes option valuation methodology, which calculation assumed that the value of one of our ordinary shares was equal to the trading average of our ordinary shares for the calendar month in which the named executive officer commenced employment.

•Long-Term Incentive Compensation of Other Incumbent Named Executive Officers – As part of the annual review of our executive compensation program, granted long-term incentive compensation in December 2020 in the form of options to purchase ordinary shares to Messrs. Moorjani and Garrett with an award value of $1.5 million and $0.75 million, respectively, and RSU awards that may be settled for ordinary shares to Messrs. Moorjani and Garrett with award values of $1.5 million and $0.75 million, respectively.
•Compensation Arrangements with Mr. Appleby – In connection with his appointment as our President, Worldwide Field Operations, we entered into an employment offer letter dated August 9, 2020 (the “Appleby Employment Letter”) with Mr. Appleby. Pursuant to the Employment Letter, our initial compensation arrangements with Mr. Appleby were as follows:
◦an initial annual base salary of $500,000;
◦a one-time cash sign-on bonus in the amount of $200,000 (provided, however, that if he resigns, is no longer actively providing services, or his employment with the Company is terminated at any time during his first 12 months of employment, he will be responsible for reimbursing the Company this amount pro-rated by 1/12th for every month of employment served);
◦a target annual cash incentive award opportunity equal to 60% of his annual base salary, subject to the terms and conditions of the Company’s Executive Incentive Compensation Plan; and
◦subject to the approval of our board of directors or the Compensation Committee, new hire equity awards covering our ordinary shares with an aggregate approximate value of $8 million. Seventy-five percent of the value of Mr. Appleby’s new hire equity awards are in the form of an RSU award that may be settled for ordinary shares and 25% of the value of the awards are in the form of an option to purchase ordinary shares. Each of Mr. Appleby’s new hire equity awards vest over a four-year period as described in “Long-Term Incentive Compensation – New Hire Equity Award for Mr. Appleby.”
•Compensation Arrangements with Mr. Kulkarni – In connection with his appointment as our Chief Product Officer, we entered into an employment offer letter dated November 27, 2020 (the “Kulkarni Employment Letter”) with Mr. Kulkarni. Pursuant to the Kulkarni Employment Letter, our initial compensation arrangements with Mr. Kulkarni were as follows:
◦an initial annual base salary of $500,000;
◦a one-time cash sign-on bonus in the amount of $200,000 (provided, however, that if he resigns, is no longer actively providing services, or his employment with the Company is terminated at any time during his first 12 months of employment, he will be responsible for reimbursing the Company this amount pro-rated by 1/12th for every month of employment served);
◦a target annual cash incentive award opportunity equal to 60% of his annual base salary, subject to the terms and conditions of the Company’s Executive Incentive Compensation Plan; and
◦subject to the approval of our board of directors or the Compensation Committee, new hire equity awards covering our ordinary shares with an aggregate approximate value of $12 million. Seventy-five percent of the value of Mr. Kulkarni’s new hire equity awards are in the form of an RSU award that may be settled for ordinary shares and 25% of the value of the awards are in the form of an option to purchase ordinary shares. Each of Mr. Kulkarni’s new hire equity awards vest over a four-year period as described in “Long-Term Incentive Compensation – New Hire Equity Awards for Mr. Kulkarni.”
In addition, each of Messrs. Appleby and Kulkarni entered into our standard form of Change in Control and Severance Agreement.

In establishing their initial compensation arrangements, we took into consideration the requisite experience and skills that a qualified candidate would need to manage a growing business in a dynamic and ever-changing environment, the competitive market for similar positions at other comparable companies based on a review of compensation survey data, the need to integrate each of them into the executive compensation structure that we had developed since our IPO, balancing both competitive and internal equity considerations, as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” below. For a summary of the material terms and conditions of Messrs. Appleby’s and Kulkarni’s employment offer letters, see “Executive Compensation Tables – Named Executive Officer Employment Letters” below.
•Annual Cash Incentive (Bonus) Plan – Finally, the Compensation Committee (and, in the case of our CEO, the non-executive directors serving on our board of directors upon the recommendation of the Compensation Committee) approved annual cash incentive awards under our Executive Incentive Compensation Plan to our each of our CEO, CFO, President, Worldwide Field Operations and CPO in the amount of $291,827, $275,825, $259,058, and $125,191, respectively. As discussed in greater detail below, Mr. Garrett was not eligible to receive an annual cash incentive award under our Executive Incentive Compensation Plan, which is consistent with our historical compensation practices.
Relationship Between Pay and Performance
We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding and retaining our Named Executive Officers with the goal of promoting the interests of our stakeholders, such as our users, customers, employees, creditors, shareholders and other stakeholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that our program is designed so that a meaningful portion of our Named Executive Officers’ annual target total direct compensation is both “at-risk” and variable in nature. While we do not determine either “variable” or “fixed” pay for each Named Executive Officer with reference to a specific percentage of target total direct compensation, consistent with our “pay-for-performance” philosophy, generally, we seek to emphasize variable pay over fixed pay.
Generally, this philosophy is reflected in the target total direct compensation opportunities of our Named Executive Officers. In fiscal year 2021, the majority of the target total direct compensation granted to Mr. Banon consisted of variable pay in the form of a target annual cash incentive award and long-term incentive compensation in the form of an option to purchase ordinary shares and an RSU award that may be settled for ordinary shares. As granted by the non-executive directors on our board of directors, fixed pay, primarily consisting of base salary, made up only 4.8% of Mr. Banon’s target total direct compensation, while variable pay, consisting of his target annual cash incentive award and long-term incentive compensation in the form of equity awards, made up 95.2% of his target total direct compensation.
In the case of Messrs. Moorjani, Appleby and Kulkarni, their target total direct compensation packages were similar to that of Mr. Banon, consisting of “at risk” variable pay in the form a target annual cash incentive award and long-term incentive compensation in the form of both an option to purchase ordinary shares and an RSU award that may be settled for ordinary shares. Given the modest levels of their base salaries, variable pay made up 89.8%, 94.3% and 96.1% of the target total direct compensation of Messrs. Moorjani, Appleby and Kulkarni, respectively, on an annualized basis, exclusive of signing bonuses of $200,000 received by each of Messrs. Appleby and Kulkarni during fiscal year 2021 (but inclusive of new hire equity awards).
Similarly, Mr. Garrett’s target total direct compensation package was considered to be largely comprised of “at risk” variable pay even though he did not participate in our Executive Incentive Compensation Plan. Even without a target annual cash incentive award, Mr. Garrett’s equity award made up 78.9% of his target total direct compensation for fiscal year 2021.
As we continue to mature as a public company, we believe that the compensation elements provided to all of our Named Executive Officers will continue to emphasize “at risk” and variable pay that should enable us to provide a balanced set of incentives for our Named Executive Officers to meet our business objectives and drive long-term growth.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during fiscal year 2021:
What We Do:

•Maintain Independent Compensation Committee. The Compensation Committee is composed solely of independent directors who determine our compensation policies and practices (or, with regard to our CEO, recommend compensation policies and practices to our board of directors, who determine such policies and practices for our CEO) and who have established effective means for communicating with our shareholders regarding their executive compensation views and concerns, as described in this proxy statement.
•Periodic Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy periodically (or, with regard to the compensation strategy for our CEO, reviews and recommends to our board of directors to approve such strategy), including a review of our compensation peer group used for comparative purposes.
•Maintain Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to assist with the annual executive compensation review. This consultant performed only compensation-related services for us in fiscal year 2021.
•Compensation At-Risk. Our executive compensation program is designed so that in setting or recommending our Named Executive Officers’ compensation in a given year, the Compensation Committee considers whether a sufficient portion of their compensation is “at risk” based on corporate performance to align the interests of our Named Executive Officers and shareholders.
•Multi-Year Vesting Requirements. The annual equity awards granted to our Named Executive Officers vest over multi-year periods, consistent with current market practice and our retention objectives.
•“Double-Trigger” Change-in-Control Arrangements. Under our severance arrangements with our Named Executive Officers, all change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid).
•Health or Welfare Benefits. Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other employees in the country of their employment.
•Succession Planning. Our board of directors and the Nominating and Corporate Governance Committee review the risks associated with our executive officer positions to ensure adequate succession plans are in place.
What We Don’t Do:

•No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees in the jurisdiction where the Named Executive Officer is located. Our Named Executive Officers in the United States are eligible to participate in our Section 401(k) plan on the same basis as our other employees in the United States, and our Named Executive Officer in Israel is covered by a Section 14 Arrangement under Israel Severance Pay Law, as are all other employees in Israel.
•Limited Perquisites. We provide minimal perquisites and other personal benefits to our Named Executive Officers.
•No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than on standard relocation benefits.
•No “Golden Parachute” Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company that our Named Executive Officers might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code (the “Code”).
•No Hedging or Pledging of our Securities. We prohibit our employees, including our officers, and the members of our board of directors from engaging in hedging transactions or pledging our securities as collateral for a loan or holding our securities in a margin account.
Shareholder Advisory Vote on Named Executive Officer Compensation
At the Annual Meeting to which this proxy statement relates, we will be conducting our first shareholder advisory vote on the compensation of our Named Executive Officers (“Say-on-Pay” vote). We value the opinions of our shareholders. Our board of directors and the Compensation Committee will consider the outcome of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our Named Executive Officers in the future.
At last year’s annual general meeting of shareholders, our shareholders indicated their approval of the recommendation that we solicit a Say-on-Pay vote on an annual basis. In accordance with that preference, our board of directors has determined that the Company will conduct a Say-on-Pay vote every year until the next shareholder advisory vote on the frequency of Say-on-Pay votes (the “Say-When-on-Pay” vote). The next required Say-When-on-Pay vote will take place no later than at the Company’s 2026 annual general meeting of shareholders.
Executive Compensation Philosophy and Objectives
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives and aligns our Named Executive Officers’ interests with those of our shareholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•provide market competitive compensation and benefit levels that will attract, motivate, reward and retain a highly talented team of executives within the context of responsible cost management;
•establish a direct link between our financial and operational results and strategic objectives and the compensation of our executives;
•align the interests and objectives of our executives with those of our shareholders by linking their long-term incentive compensation opportunities to shareholder value creation and their cash incentives to our annual performance; and
•offer total compensation opportunities to our executives that, while competitive, are internally consistent and fair.
We structure the annual compensation of our Named Executive Officers using base salary and long-term incentive compensation in the form of equity awards. In addition, our CEO, CFO, President, Worldwide Field Operations and CPO are eligible to earn annual cash incentive awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our Named Executive Officers and shareholders and to link pay with performance.
We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. As described below, the Compensation Committee considers a variety of factors in determining the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of unvested equity awards granted previously.
Compensation-Setting Process

Role of the Compensation Committee
The Compensation Committee discharges many of the responsibilities of our board of directors relating to the compensation of our Named Executive Officers, and periodically reviews and makes recommendations to our board of directors regarding their compensation, subject to the terms of our Remuneration Policy (as required by Dutch corporate law). Notwithstanding the responsibility of our board of directors, the Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our Named Executive Officers. Our board of directors has delegated express authority to the Compensation Committee to serve as the administrator of the 2012 Plan.
The Compensation Committee has authority to make decisions regarding the compensation of our Named Executive Officers (other than our CEO) and makes recommendations to our board of directors regarding the compensation of our CEO. The non-executive directors on our board of directors make all final decisions regarding the compensation of our CEO with due observance to the Remuneration Policy adopted by our general meeting of shareholders in 2018.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our Named Executive Officers when making decisions and recommendations with respect to their compensation.
The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the “Investor Relations” section of our website, which is located at ir.elastic.co by clicking on “Corporate Governance” under “Governance.”
The Compensation Committee retains a compensation consultant to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making its decisions and recommendations with respect to the compensation of our Named Executive Officers.
Setting Target Total Direct Compensation
Each year, the Compensation Committee conducts an annual review of the compensation arrangements of our Named Executive Officers, typically during the first quarter of the fiscal year. As part of this review, the Compensation Committee evaluates the base salary levels and long-term incentive compensation of our Named Executive Officers, as well as the annual cash incentive awards for our Named Executive Officers who are eligible to receive such awards, and all related performance criteria.
The Compensation Committee does not establish a specific target for formulating the target total direct compensation of our Named Executive Officers. In making decisions and recommendations about the compensation of our Named Executive Officers, the members of the Compensation Committee are initially presented with a competitive market analysis prepared by its compensation consultant based on data gathered from the companies in our compensation peer group and considerations from broader executive compensation trends for its review and consideration. Drawing on this data, the members of the Compensation Committee then apply their professional experience to consider the following factors as applicable:
•our executive compensation program objectives;
•our performance against the financial, operational and strategic objectives established by the Compensation Committee and our board of directors;
•each individual Named Executive Officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

•the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team;
•the potential of each individual Named Executive Officer to contribute to our long-term financial, operational and strategic objectives;
•our CEO’s compensation relative to that of our other Named Executive Officers, and compensation parity among our Named Executive Officers;
•the compensation practices of our compensation peer group and broader executive compensation trends and the positioning of each Named Executive Officer’s compensation in a ranking of executive officer compensation levels based on an analysis of competitive market data; and
•the recommendations of our CEO with respect to the compensation of our Named Executive Officers (except with respect to his own compensation).
These factors provide the framework for compensation decision-making regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions and recommendations. The members of the Compensation Committee consider this information in view of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer and business judgment in making their decisions and recommendations.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions and recommendations with respect to our Named Executive Officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, as well as from more broad-based compensation surveys to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance and management’s perspective on compensation matters. Our management also provides certain compensation data about our executive officers to Compensia, the Compensation Committee’s compensation consultant, which presents such information to the Compensation Committee as part of its review and analysis of our executive compensation program. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on his evaluation of their performance for the prior year.
The Compensation Committee reviews and discusses such proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our Named Executive Officers. Our CEO also attends meetings of our board of directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of the Compensation Consultant
The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the

Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In fiscal year 2021, the Compensation Committee engaged Compensia to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our Named Executive Officers, and with the data analysis and selection of the compensation peer group.
During fiscal year 2021, Compensia attended meetings of the Compensation Committee as requested and provided various services including the following:
•the review, analysis and updating of our compensation peer group;
•the review and analysis of the base salary levels, target annual cash incentive awards and long-term incentive compensation of our Named Executive Officers against competitive market data based on the companies in our compensation peer group and/or selected broad-based compensation surveys;
•an assessment of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;
•the review and analysis of the compensation package for our new CPO;
•the review of performance-based equity award alternatives, design and other considerations;
•assisting in the risk assessment of our compensation programs; and
•support on other ad hoc matters throughout the year.
The terms of Compensia’s engagement includes reporting directly to the Compensation Committee chair. Compensia also coordinated with our management for data collection and job matching for our executive officers. In fiscal year 2021, Compensia provided only compensation-related services for us.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during fiscal year 2021. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Section 303A.05(c)(iv) of the rules of the NYSE relating to the independence of the Compensation Committee’s compensation advisors and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee considers in making its decisions and recommendations with respect to the compensation of our Named Executive Officers.
The compensation peer group for fiscal year 2021, which was developed in January 2020 with the assistance of Compensia to analyze the compensation of our Named Executive Officers, was composed of publicly-traded technology companies against which we compete for executive talent. In identifying and selecting the companies for the compensation peer group, Compensia considered the following primary criteria:
•publicly-traded companies in the software and internet services sectors identified on a national basis, with a focus on California-based companies;
•similar revenues – within a range of ~0.5x to ~2.0x our trailing four fiscal quarters’ revenue; and

•similar market capitalization – within a range of ~0.33x to ~3.0x our then-market capitalization.
After consultation with Compensia, the Compensation Committee approved the following compensation peer group for use when making its fiscal year 2021 executive compensation decisions:

Alarm.com Holdings	HubSpot	Smartsheet
Alteryx	MongoDB	Tenable Holdings
Anaplan	New Relic	The Trade Desk
Avalara	Okta	Zendesk
Cloudera	Paylocity Holding	Zscaler
Coupa Software	Qualys
Five9	SailPoint Technologies
The Compensation Committee used data gathered by Compensia from the public filings of the companies in our compensation peer group, as well as data from custom data cuts drawn from the Radford Global Technology Survey and Radford Global Sales Survey databases that are similar to us in revenue, market capitalization and industry for purposes of providing additional perspective in the case of executive positions where the compensation peer group offered a limited number of relevant data points. This data permitted us to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including base salary, target annual cash incentive awards and long-term incentive compensation.
The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
Our executive compensation program consists principally of base salary and long-term incentive compensation in the form of equity awards. In addition, our CEO, CFO, President, Worldwide Field Operations and CPO are also eligible to receive annual cash incentive awards.
Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our Named Executive Officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary), and makes adjustments (other than with respect to our CEO) that it determines are reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion and market conditions. With respect to our CEO, the non-executive directors serving on our board of directors determine any base salary adjustments upon the recommendation of the Compensation Committee.
In August 2020, the Compensation Committee reviewed the base salaries of our Named Executive Officers employed by the Company at such time. The Compensation Committee recommended to our board of directors that the base salary of our CEO be increased to be more competitive with the base salaries of similarly-situated chief executive officers at companies of comparable size and stage of maturity. The Compensation Committee also determined not to increase the base salaries of the other Named Executive Officers employed by the Company at such time. In making this recommendation and these decisions, the Compensation Committee took into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own base salary) and the current retention risks and challenges facing us, as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Subsequently, in October 2020, the non-executive directors on our board of directors increased the base salary of our CEO, effective as of November 1, 2020, upon the recommendation of the Compensation Committee.
The base salaries of our incumbent Named Executive Officers as determined in August 2020 for fiscal year 2021 were as follows:

Named Executive Officer	Fiscal Year 2020 Base Salary	Fiscal Year 2021 Base Salary (1)	Percentage Change
Shay Banon	$375,000	$400,000	6.7%
Janesh Moorjani	$365,000	$365,000	—%
W.H. Baird Garrett	$400,000	$400,000	—%
(1)The revised base salary for Mr. Banon was effective November 1, 2020.
In connection with his appointment as our President, Worldwide Field Operations effective August 24, 2020, the Compensation Committee set the annual salary of Mr. Appleby at $500,000. In connection with his appointment as our Chief Product Officer effective January 4, 2021, the Compensation Committee set the annual salary of Mr. Kulkarni at $500,000. These base salaries were effective upon commencement of their respective employment with the Company.
The base salaries paid to our Named Executive Officers during fiscal year 2021 are set forth in “Executive Compensation Tables—Fiscal 2021 Summary Compensation Table” below.
Annual Cash Incentives
Our board of directors has adopted, and our general meeting of shareholders has approved, the Executive Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is administered by the Compensation Committee. The Bonus Plan enables the Compensation Committee to provide cash incentive awards to selected employees, including our Named Executive Officers (other than our CEO), based upon our actual achievement as measured against performance metrics established by the Compensation Committee. In the case of our CEO, the performance metrics for his cash incentive awards and the actual payment of the awards are established by the non-executive directors serving on our board of directors, upon the recommendation from the Compensation Committee. The Compensation Committee believes that the financial performance measures used in the Bonus Plan contribute to driving the creation of long-term stakeholder value, including shareholder value, and play an important role in influencing the performance of our Named Executive Officers who participate in the plan, who are most directly responsible for our overall success.
Under the Bonus Plan, each fiscal year (generally during the first fiscal quarter) the Compensation Committee approves the terms and conditions that will serve as the basis for determining the eligibility for, and amount of, cash incentive awards to be paid under the Bonus Plan. Typically, performance under the Bonus Plan is measured semi-annually as of October 31st and April 30th of each fiscal year. After the end of each six-month period, the Compensation Committee reviews our actual achievement against the target levels for the corporate performance measures established for that period and determines the cash incentive awards, if any, to be paid under the plan. Awards are paid out following the approval by the Compensation Committee and, in the case of our CEO, the approval by the non-executive directors serving on our board of directors.
The Compensation Committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award. In the case of our CEO the non-executive directors serving on our board of directors determine whether our CEO’s actual award is increased, reduced or eliminated, taking into consideration the recommendation of the Compensation Committee. The actual award may be below, at or above a participant’s target annual cash incentive award, as determined at the Compensation Committee’s discretion or, in the case of our CEO, as recommended by the Compensation Committee to our board of directors for their discretionary action. The Compensation Committee may determine the amount of any change (or recommendation for any change in the case of our CEO) on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers. In fiscal year 2021, neither the Compensation Committee nor, in the case of our CEO, the non-executive directors serving on our board of directors, exercised their discretion with respect to any of the actual cash incentive award payments made under the Bonus Plan.

In June 2020, the Compensation Committee approved (or in the case of Mr. Banon, recommended to our board of directors) the financial performance metrics for fiscal year 2021 in connection with the Bonus Plan for fiscal year 2021 (the “Fiscal Year 2021 Bonus Plan”) to provide incentives for Messrs. Banon and Moorjani, the Named Executive Officers best positioned at that time to drive corporate performance to meet or exceed our principal business objectives as set forth in our fiscal year 2021 annual operating plan. In July 2020, the non-executive directors serving on our board of directors approved the financial performance metrics for Mr. Banon for fiscal year 2021, upon the recommendation of the Compensation Committee.
In connection with the hiring of Messrs. Appleby and Kulkarni and the Compensation Committee’s desire to incentivize such executive officers, who, as a result of their roles within the Company, are also best positioned to drive corporate performance to meet or exceed our principal business objectives as set forth in our fiscal year 2021 annual operating plan, the Compensation Committee approved, in August 2020 with respect to Mr. Appleby and in January 2021 with respect to Mr. Kulkarni, their participation in the Fiscal Year 2021 Bonus Plan using the same performance metrics that had been approved in June 2020 for Messrs. Banon and Moorjani.
The Compensation Committee believed that the provision of annual cash incentive award opportunities to these Named Executive Officers was appropriate because they had the ability to exert the greatest influence on the success of our business as a whole through their involvement in the development and execution of our core strategies. As a result, these Named Executive Officers were eligible to receive a cash incentive award based upon the attainment of the corporate performance metrics that were established by the Compensation Committee and which related to financial objectives that were important to us as approved by our board of directors as part of our annual operating plan. The annual operating plan for fiscal year 2021 was based on aspirational business goals (that is, stretch goals) in order to drive strong growth. The Compensation Committee approved corporate performance metrics or, in the case of our CEO recommended such action to our board of directors, commensurate with the operating plan target levels because it wanted to incentivize and stretch these Named Executive Officers to achieve extraordinary performance under the Company’s Executive Cash Incentive Plan. The Fiscal Year 2021 Bonus Plan was funded based on our actual results for the first and second halves of the fiscal year as evaluated against these performance metrics.
Target Annual Cash Incentive Award Opportunities
For purposes of the Fiscal Year 2021 Bonus Plan, target annual cash incentive awards were to be based upon a specific percentage of each eligible Named Executive Officer’s annual base salary. In June 2020, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual cash incentive award opportunities of Messrs. Banon and Moorjani. The Compensation Committee recommended to our board of directors that the target annual cash incentive award opportunity of Mr. Banon remain at the level set for the second half of fiscal year 2020. In addition, the Compensation Committee determined to leave the target annual cash incentive award opportunity of Mr. Moorjani at its fiscal year 2020 level. Further, in connection with the hiring of Messrs. Appleby and Kulkarni, the Compensation Committee set the target annual cash incentive award opportunities for each of them at 60% of their annual base salary, the same target annual cash incentive award opportunities as Messrs. Banon and Moorjani. In making the recommendation to our board of directors for Mr. Banon’s target annual cash incentive award opportunity and the decisions for the target annual cash incentive award opportunities of the other eligible Named Executive Officers, the Compensation Committee took into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own target annual cash incentive opportunity) and the current retention risks and challenges facing us, as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. The target annual cash incentive opportunity of our CEO was approved by the non-executive directors serving on our board of directors in July 2020. Given the goals established by the Compensation Committee for the Fiscal Year 2021 Bonus Plan, it was determined that it would require extraordinary corporate performance for fiscal year 2021 for Messrs. Banon, Moorjani, Appleby and Kulkarni to earn their annual cash incentive award opportunity at target levels.
Corporate Performance Metrics
In June 2020, the Compensation Committee selected the following two performance metrics for the Fiscal Year 2021 Bonus Plan: calculated billings and non-GAAP operating margin percentage. The Compensation Committee believed these performance metrics were appropriate because, in its view, they continued to be the best indicators of our successful execution of our annual operating plan. In addition, they provided a strong emphasis on growth and managing profitability, which the Compensation Committee believed would most directly influence the creation of sustainable long-term shareholder value. Four-fifths of the target annual cash incentive award payout under the Fiscal Year 2021 Bonus Plan was based on the attainment of calculated billings goals, while one-fifth was based on the attainment of non-GAAP operating margin percentage goals.
For purposes of the Fiscal Year 2021 Bonus Plan:
▪“calculated billings” meant total revenue plus the increase in total deferred revenue as presented on or derived from our condensed consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period; and
▪“non-GAAP operating margin percentage” meant GAAP operating margin excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets and acquisition-related expenses.
In June 2020, the Compensation Committee established threshold, target and maximum achievement levels for each of these performance metrics for the first half of fiscal year 2021 (May 1, 2020 through October 31, 2020). Subsequently, in November 2020, the Compensation Committee established threshold, target and maximum achievement levels for each of these performance metrics for the second half of fiscal year 2021 (November 1, 2020 through April 30, 2021). In establishing these performance levels in May and November, the Compensation Committee set them at an amount that it believed was necessary to provide a target total cash compensation opportunity that was competitive in the market and to motivate the eligible Named Executive Officers to achieve an aggressive level of growth and profitability. The target achievement levels were set based on our operating plan for those periods. Following the Compensation Committee’s decisions in May and November, the bonus targets and thresholds for Mr. Banon for the first half of fiscal year 2021 were approved by the non-executive directors serving on our board of directors in July 2020 while the bonus targets and thresholds for the second half of fiscal year 2021 were approved by the non-executive directors serving on our board of directors in December 2020 (in each case upon the recommendation of the Compensation Committee).
To the extent that performance for either metric was below the threshold performance level, there would be no payout with respect to that metric. In addition, the potential payment for any metric was capped at the maximum performance level. Achievement levels and payout percentages for performance between the threshold and maximum performance levels were set forth in tables approved by the Compensation Committee.
The performance levels for the two performance metrics for the first half and second half of fiscal year 2021 were established as follows: (i) with respect to calculated billings, the payout percentage was 0% for achievement at less than 80% of target, 50% for achievement at 80% of target, 100% for achievement at 100% of target, and 150% for achievement at or above 120% of target; and (ii) with respect to non-GAAP operating margin percentage, the payout percentage was 0% for achievement more than five percentage points below target, 50% for achievement at five percentage points below target, 100% for achievement at target, and 150% for achievement at five or more percentage points above target. For both performance metrics, for achievement between threshold and target, and between target and maximum, the payout was to be determined on a linear interpolation basis.
Annual Cash Incentive Payouts
For the six-month period ended October 31, 2020, the achievement determined by the Compensation Committee was 108.4% of the calculated billings target. Our non-GAAP operating margin percentage exceeded the target level by five and four-tenths percentage points. Consequently, based on their weighting, the achievement of the performance metrics for the first half of fiscal year 2021 generated a combined payout percentage of 126.7% of the target annual cash incentive award opportunity for that six-month period.
For the six-month period ended April 30, 2021, the achievement determined by the Compensation Committee was 107.6% of the calculated billings target. Our non-GAAP operating margin percentage exceeded the target level by seven and two-tenths percentage points. Consequently, based on their weighting, the achievement of the performance metrics for the second half of fiscal year 2021 generated a combined payout percentage of 125.2% of the target annual cash incentive award opportunity for that six-month period.
Based on these determinations, the Compensation Committee recommended to our board of directors that Mr. Banon should receive and determined that Messrs. Moorjani, Appleby and Kulkarni should receive the following annual cash incentive award payouts under the Fiscal Year 2021 Bonus Plan for fiscal year 2021: (i) with respect to the first half of fiscal year 2021, amounts for Messrs. Banon, Moorjani and Appleby of $142,542.00, $138,741.00, and $71,271.00, respectively, and (ii) with respect to the second half of fiscal year 2021, amounts for Messrs.

Banon, Moorjani, Appleby and Kulkarni of $149,285.09, $137,084.00, $187,787.00 and $125,191.00, respectively. The amounts paid to Messrs. Appleby and Kulkarni during the applicable period were prorated from their actual date of hire during each period to the end of the respective period.
In the case of Mr. Banon, the non-executive directors serving on our board of directors determined the annual cash incentive award payout for the first half of fiscal year 2021 in December 2020 and determined the annual cash incentive award payout for the second half of fiscal year 2021 in June 2021. The annual cash incentive award payouts for Messrs. Banon, Moorjani and Appleby for the first half of the fiscal year were paid in the third fiscal quarter of fiscal year 2021 and the annual cash incentive award payouts for Messrs. Banon, Moorjani, Appleby and Kulkarni for the second half of the fiscal year were paid in the first fiscal quarter of fiscal year 2022.
The annual cash incentive awards paid to our Named Executive Officers for fiscal year 2021 are set forth in “Executive Compensation Tables—Fiscal 2021 Summary Compensation Table” below.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our ordinary shares and, thereby, to align their interests with the interests of our stakeholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our shareholders. Equity awards also help us retain our Named Executive Officers in a highly competitive market and as such contribute to the long-term value creation for all our stakeholders.
Currently, we use options to purchase ordinary shares and RSU awards with time-based vesting requirements that may be settled for ordinary shares to motivate, reward and retain our Named Executive Officers for long-term increases in the value of our ordinary shares. The Compensation Committee believes that because stock options provide for an economic benefit only in the event that our stock price increases over the exercise price of the option, these awards effectively align the interests of our Named Executive Officers with the interests of our stakeholders and provide our Named Executive Officers with a significant incentive to manage our business from the perspective of a person with an equity stake in the business. In addition, because RSU awards have value to the recipient even in the absence of stock price appreciation, the Compensation Committee believes that we are able to incentivize and retain our Named Executive Officers using fewer ordinary shares than would be necessary if we used stock options exclusively to provide an equity stake in the Company. Since the value of RSU awards increases or decreases with any increase or decrease in the value of the underlying ordinary shares, RSU awards also provide incentives to our Named Executive Officers that are aligned with the interests of our stakeholders.
To date, the Compensation Committee has not applied a rigid formula in determining the size of the equity awards to be granted to our Named Executive Officers as part of our annual focal review of equity awards. Instead, in making these decisions and, in the case of our CEO, its recommendation to our board of directors, the Compensation Committee has exercised its judgment as to the amount of the awards after considering the unvested equity holdings of each Named Executive Officer and the ability of these unvested holdings to satisfy our retention objectives. In addition, in granting equity awards to all of our employees, including our Named Executive Officers, the Compensation Committee considers the proportion of our total ordinary shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other recently-public technology companies with which the members of the Compensation Committee are familiar, the potential economic and voting power dilution to our shareholders in relation to the median practice of the companies in our compensation peer group and other recently-public technology companies and the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above.
Annual Equity Awards
In November 2020, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO (except with respect to his own equity award), as well as the factors described in the preceding paragraph, the Compensation Committee determined that equity awards should be granted to Messrs. Moorjani and Garrett in the form of options to purchase ordinary shares and RSU awards with time-based vesting requirements that may be settled for ordinary shares. Further, the Compensation Committee determined that the dollar value of the stock options should comprise 50% of each Named Executive Officer’s fiscal year 2021 equity award, and the dollar value of the RSU awards should comprise the remaining 50% of the award. Accordingly, Mr. Moorjani received an option to purchase ordinary shares with an award value of $1.5 million and an RSU award with time-based vesting requirements that may be settled for ordinary shares with an award value of $1.5 million, while Mr. Garrett received an option to purchase ordinary shares with an award value of $750,000 and an RSU award with time-based vesting requirements that may be settled for ordinary shares with an award value of $750,000.
In the case of our CEO, after taking into consideration a competitive market analysis prepared by Compensia and the factors described above the Compensation Committee recommended to our board of directors that our CEO be granted an equity award for fiscal year 2021 in the form of an option to purchase ordinary shares with an award value of $3.75 million and an RSU award with time-based vesting requirements that may be settled for ordinary shares with an award value of $3.75 million. This fiscal year 2021 equity award for our CEO was approved by the non-executive directors on our board of directors in December 2020. The vesting schedule for such equity awards is set forth in the table below.
New Hire Equity Award for Mr. Appleby
In connection with his appointment as our President, Worldwide Field Operations effective August 24, 2020, in August 2020 the Compensation Committee approved an equity award for Mr. Appleby (which was granted on September 8, 2020) in the form of an option to purchase ordinary shares with an award value of $2.0 million and an RSU award with time-based vesting requirements that may be settled for ordinary shares with an award value of $6.0 million. The vesting schedule for such equity awards is set forth in the table below.
New Hire Equity Awards for Mr. Kulkarni
In connection with his appointment as our Chief Product Officer effective January 4, 2021, in February 2021 the Compensation Committee approved an equity award for Mr. Kulkarni in the form of an option to purchase ordinary shares with an award value of $2.5 million (which was granted on February 9, 2021) and an RSU award with time-based vesting requirements that may be settled for ordinary shares with an award value of $7.5 million (which was granted on March 8, 2021).
In March 2021, the Compensation Committee also approved an additional equity award for Mr. Kulkarni (which was granted on March 8, 2021) in the form of an option to purchase ordinary shares with an award value of $0.5 million and an RSU award with time-based vesting requirements that may be settled for ordinary shares with an award value of $1.5 million as a further new hire award to reflect the importance of his role and responsibilities with the Company. The vesting schedule for such equity awards is set forth in the table below.
The aggregate equity awards granted to our Named Executive Officers for fiscal year 2021 were as follows:

Named Executive Officer	Stock Option (# of shares)		Stock Option (award value)	RSU Award (# of shares)		RSU Award (award value)	Aggregate Equity Awards (award value)
Shay Banon	62,421	(1)	$3,750,000	31,507	(2)	$3,750,000	$7,500,000
Janesh Moorjani	24,968	(1)	$1,500,000	12,602	(2)	$1,500,000	$3,000,000
Paul Appleby	40,129	(3)	$2,000,000	61,513	(4)	$6,000,000	$8,000,000
Ashutosh Kulkarni	37,977	(5)	$3,000,000	58,415	(6)	$9,000,000	$12,000,000
W.H. Baird Garrett	12,484	(1)	$750,000	6,301	(2)	$750,000	$1,500,000

(1)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on January 8, 2021, subject to continued service to us through the applicable vesting date.
(2)The ordinary shares subject to the award of RSUs vest in eight equal semiannual installments beginning on June 8, 2021, subject to continued service to us through the applicable vesting date.
(3)One-fourth of the ordinary shares subject to the option vest on September 8, 2021, and 1/48th of the ordinary shares subject to the option vest monthly thereafter, subject to continued service to us through the applicable vesting date.
(4)One-fourth of the ordinary shares subject to the RSU award vest on September 8, 2021, and one-eighth of the ordinary shares subject to the RSU vest in equal semiannual installments thereafter, subject to continued service to us through the applicable vesting date.

(5)With respect to the option award with an award value of $2.5 million, one-fourth of the ordinary shares subject to the option vest on January 4, 2022, and 1/48th of the ordinary shares subject to the option vest monthly thereafter, subject to continued service to us through the applicable vesting date. With respect to the option award with an award value of $0.5 million, one-fourth of the ordinary shares subject to the option vest on March 8, 2022, and 1/48th of the ordinary shares subject to the option vest monthly thereafter, subject to continued service to us through the applicable vesting date.
(6)One-fourth of the ordinary shares subject to the RSU award vest on March 8, 2022, and one-eighth of the ordinary shares subject to the RSU award vest in equal semiannual installments thereafter, subject to continued service to us through the applicable vesting date.

The equity awards granted to our Named Executive Officers during fiscal year 2021 are set forth in “Executive Compensation Tables—Fiscal 2021 Summary Compensation Table” and “Executive Compensation Tables—Fiscal 2021 Grants of Plan-Based Awards Table” below.
Health, Welfare and Retirement Benefits
Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried employees in the jurisdiction where the Named Executive Officer is located. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and commuter benefits.
We maintain a Section 401(k) plan for our employees, including our Named Executive Officers. The Section 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their accounts under the Section 401(k) plan. The Section 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. Typically, we make matching contributions to the plan up to 6% of a participating employee’s eligible compensation, to a maximum match of $17,400 for calendar year 2021, $17,100 for calendar year 2020 and $15,600 for calendar year 2019. All participating employees’ interests in our matching contributions, if any, vest immediately at the time of contribution. The Section 401(k) plan also contains a Roth component.
We also maintain defined-contribution plans for employees in certain other countries.
We do not offer any retirement benefits to our executive officer located in Israel, except to the extent certain social benefits are required pursuant to Israeli labor laws or are common practice in Israel, and such social benefits are applicable to all Israeli employees. Specifically, based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, equal to the most recent monthly salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability payable to our employees upon termination of their employment. In addition, we make a payment of up to 7.5% of each employee’s monthly base salary to another insurance or pension fund, and this accrued amount may be withdrawn by the employee only upon retirement (to the extent either the statutory severance or retirement amounts become payable to Mr. Banon, they will offset amounts otherwise payable to Mr. Banon under his employment agreement, as noted below). We generally provide all of our Israeli employees with a fixed travel allowance for commuting costs, except that we provide Mr. Banon with reimbursements for such costs, up to a maximum amount of ILS 550 per month. Also, as is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) to a savings fund designed for employee’s study and training purposes. The amounts of the above referenced benefits contributed by us to Mr. Banon in fiscal year 2021 are specified in the Fiscal 2021 Summary Compensation Table of this proxy statement.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During fiscal year 2021, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee. In the case of our CEO, the non-executive directors serving on our board of directors will approve all perquisites or other personal benefits and subject them to periodic review upon the recommendation of the Compensation Committee.
Employment Arrangements
We have entered into a written employment agreement with our CEO and employment letters with each of our other Named Executive Officers. The arrangement with our CEO was approved by the non-executive directors serving on our board of directors and our general meeting of shareholders consistent with Dutch legal requirements as they applied prior to our IPO. The arrangements with each of our other Named Executive Officers have been approved on our behalf by the Compensation Committee. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market.
Each of these employment arrangements does not have a specific term, provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time without cause) and generally set forth the Named Executive Officer’s initial base salary, target annual cash incentive opportunity, if applicable, and eligibility to participate in our standard employee benefit plans and programs.
Our CEO’s employment agreement also provides that he may be eligible to receive certain severance payments and benefits in connection with certain terminations of employment with the Company, including a termination of employment in connection with a change in control of the Company, provided that such severance payments and benefits will be reduced by any statutory severance benefits required to be provided to our CEO under applicable law. The amount and type of the severance payments and benefits provided under our CEO’s employment agreement, as well as the terms and conditions under which such severance payments and benefits may be provided, are identical in all material respects to the provisions regarding severance payments and benefits provided for in our change in control and severance agreements, as described under “Post-Employment Compensation” below.
For detailed descriptions of the employment arrangements with our Named Executive Officers, see “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” below.
Post-Employment Compensation
In addition to the severance provisions contained in our CEO’s employment agreement, we have entered into change in control and severance agreements with each of our other Named Executive Officers (collectively, the severance provisions in our CEO’s employment agreement and the change in control and severance agreements are referred to as the “Severance Arrangements”). The Severance Arrangements provide for certain protections in the event of specified involuntary terminations of employment, including an involuntary termination of employment in connection with a change in control of the Company, in exchange for executing a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigning from all positions the Named Executive Officer may hold as an officer or director.
The Severance Arrangements provide reasonable compensation in the form of severance pay and certain limited benefits to a Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We also believe that the Severance Arrangements help maintain our Named Executive Officers’ continued focus and dedication to their assigned duties to maximize stakeholder value if there is a potential transaction that could involve a change in control of the Company.
Under the Severance Arrangements, all payments and benefits in the event of a change in control of the Company are payable only if there is a connected involuntary loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
In the event of a change in control of the Company, to the extent that any of the amounts provided for under the Severance Arrangements would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, a Named Executive Officer will receive such payment as would entitle him or her to receive the greatest after-tax benefit, even if it means that we pay the Named Executive Officer a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
We do not provide any tax reimbursement payments (or “gross-ups”) on excise taxes relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our Named Executive Officers.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” below.
Other Compensation Policies

Equity Award Grant Policy
Our equity award grant policy governs our grant of equity awards under our 2012 Plan and such other equity compensation plans as we may adopt from time to time. Pursuant to our equity award grant policy, duly authorized equity awards are granted to employees on predetermined grant dates in a manner that is consistent with the terms set forth in the policy. Consistent with our policy:
•We do not grant long-term incentive awards in anticipation of the release of material non-public information and have never had a practice of doing so.
•We have never timed and do not plan to time the release of material non-public information for the purpose of affecting the value of executive compensation.
Compensation Recovery (“Clawback”) Policy
Pursuant to Dutch corporate law, our Remuneration Policy provides that the short-term and long-term variable remuneration of the directors of the Company, including our Chairman of our board of directors and CEO, whether payable in cash or equity, may be adjusted or partly or fully clawed back to the extent it was paid on the basis of incorrect information (i) underlying the targets to be achieved or (ii) regarding the circumstances on which the variable remuneration was made conditional.
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse Elastic for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-

Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant clawback policy to the extent that the requirements of such policy are finalized by the SEC.
Prohibition on Hedging and Pledging of Securities
Under our Insider Trading Policy, our employees, including officers, and the members of our board of directors are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than share options, share appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company), and debt securities (such as debentures, bonds and notes). This includes any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our employees, including officers, and the members of our board of directors may not engage in short sales (that is, the sale of a security that must be borrowed to make delivery) or “sell short against the box” (that is, a sale with a delayed delivery) involving our securities.
Also, under our Insider Trading Policy, our employees, including officers, and the members of our board of directors may not pledge our securities as collateral for a loan or hold our securities in a margin account.
Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Code generally limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) to $1 million per individual per year, subject to certain exceptions. The regulations promulgated under Section 162(m) contain a transition rule that applies to companies that become subject to Section 162(m) by reason of becoming publicly held. Pursuant to this rule, certain compensation granted during a transition period (and, with respect to RSU awards, that are paid out before the end of the transition period) currently is not counted toward the deduction limitations of Section 162(m) if the compensation is paid under a compensation arrangement that was in existence before the effective date of the initial public offering and certain other requirements are met. We currently expect our transition period to expire at our annual general meeting of shareholders to be held in 2022, although it could expire earlier in certain circumstances.
Although the Compensation Committee may consider the tax implications as one factor in making compensation decisions for our covered employees, the Compensation Committee also considers other factors in making such decisions, including ensuring that our executive compensation program supports our business strategy. Consequently, the Compensation Committee retains the discretion and flexibility to compensate our Named Executive Officers in a manner consistent with the objectives of our executive compensation program and the best interests of the Company and our shareholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit of Section 162(m). While the transition relief for newly-public companies may help to minimize the effect of the Section 162(m) deduction limit under Section 162(m) in the short-term, we expect that, going forward, some portion of our Named Executive Officers’ compensation will not be fully deductible by the Company for federal income tax purposes.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Executive Compensation Tables
Fiscal 2021 Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the last three fiscal years during which such individuals were Named Executive Officers. The amounts reported reflect rounding, which may result in slight variations between amounts shown in the Total column and the sum of its components as reflected in the table.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Shay Banon	2021	387,720	(3)	—	4,594,666	5,225,530		291,827	(3)	65,864	(3)(4)	10,565,607
Chief Executive Officer	2020	375,000		—	—	4,872,356	(5)	196,886		—		5,444,242
	2019	330,000		—	—	—		169,760		—		499,760
Janesh Moorjani	2021	365,000		—	1,837,750	2,090,179		275,825		17,100	(6)	4,585,853
Chief Financial Officer	2020	365,000		—	863,304	2,669,951		191,636		16,298	(6)	4,106,189
	2019	330,000		—	—	—		135,808		6,602	(6)	472,410
Paul Appleby	2021	344,697		200,000	6,137,767	2,262,072		259,058		10,888	(6)	9,214,482
President, Worldwide Field Operations
Ashutosh Kulkarni	2021	164,773		200,000	6,495,748	3,416,442		125,191		3,750	(6)	10,405,903
Chief Product Officer
W.H. Baird Garrett	2021	400,000		—	918,875	1,045,089		—		—		2,363,964
Senior Vice President and General Counsel	2020	400,000		—	—	—		—		—		400,000
	2019	400,000		—	—	—		—		8,438	(6)	408,438
(1)The amounts shown represent the grant date fair value of RSU awards and options, as applicable, to settle or purchase ordinary shares granted to the Named Executive Officers for financial reporting purposes pursuant to ASC Topic 718. Such amounts do not represent the amounts paid to or realized by the Named Executive Officers. See Note 11, “Equity Incentive Plans” of the Notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2021 regarding assumptions underlying valuation of equity awards.
(2)Except as otherwise indicated, the amounts reported represent the amounts earned based upon achievement of certain performance goals under our Executive Incentive Compensation Plan. The terms of the Executive Incentive Compensation Plan are summarized under “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentives.”
(3)A portion of each listed amount was paid in ILS in connection with Mr. Banon’s transfer of employment to Israel in March 2021 and has been reported on an as-converted basis from ILS to U.S. dollars (“USD”) based on a spot currency exchange rate of 1 ILS=USD$0.3081 as of our fiscal year end, April 30, 2021. With respect to Salary, $50,220 was paid in ILS. With respect to Non-Equity Incentive Plan Compensation, $149,285 was paid in ILS. With respect to All Other Compensation, $8,174 was paid in ILS (see also footnote (4) below).
(4)The listed amount is the sum of the following amounts:(i) Cash payout of $57,690 in USD to Mr. Banon for earned and unused paid time off in accordance with applicable laws upon his relocation from the United States to Israel, (ii) contributions by Elastic of $4,184 in ILS to a severance fund under a Section 14 Arrangement pursuant to Israeli Severance Pay Law, (iii) contributions by Elastic of $3,264 in ILS to a pension and manager’s insurance fund pursuant to Israeli labor laws, and (iv) contributions by Elastic of $726 in ILS to an education savings fund.
(5)Mr. Banon declined to accept this option award in order to provide the Company with greater flexibility for additional grants to our other employees as awards for exceptional performance and future leadership. Accordingly, this option award was cancelled in August 2019.
(6)The amount disclosed represents Elastic’s contributions made under our Section 401(k) plan.

Fiscal 2021 Grants of Plan-Based Awards
The following table provides information concerning each grant of an award made during fiscal year 2021 for each of our Named Executive Officers under any plan, other than Mr. Garrett who did not receive any awards in fiscal year 2021. See “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation.” This information supplements the information about these awards set forth in the Fiscal 2021 Summary Compensation Table above.

					Estimated possible payouts under non-equity incentive plan awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Approval Date		Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)
Shay Banon				Annual Cash	115,873	231,746	347,619
	12/2/2020		12/8/2020	RSUs				31,507			4,594,666
	12/2/2020		12/8/2020	Options					62,421	145.83	5,225,530
Janesh Moorjani				Annual Cash	109,500	219,000	328,500
	11/23/2020		12/8/2020	RSUs				12,602			1,837,750
	11/23/2020		12/8/2020	Options					24,968	145.83	2,090,179
Paul Appleby				Annual Cash	103,125	206,250	309,375
	8/24/2020		9/8/2020	RSUs				61,513			6,137,767
	8/24/2020		9/8/2020	Options					40,129	99.78	2,262,072
Ashutosh Kulkarni				Annual Cash	50,000	100,000	150,000
	2/23/21 3/4/21	(5)	3/8/2021	RSUs				58,415			6,495,748
	2/5/2021		2/9/2021	Options					31,415	166.43	2,992,907
	3/4/2021		3/8/2021	Options					6,562	111.20	423,534
W.H. Baird Garrett	11/23/2020		12/8/2020	RSUs				6,301			918,875
	11/23/2020		12/8/2020	Options					12,484	145.83	1,045,089
(1)Reflects threshold, target and maximum potential payments for awards under the Fiscal 2021 Bonus Plan described in the section above entitled “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentives.” Under these awards, the Named Executive Officers (other than Messrs. Kluge and Garrett) were eligible to receive a cash payout subject to the achievement of pre-established corporate performance metrics.
(2)All RSU awards and stock options were granted pursuant to the 2012 Plan.
(3)The exercise price of the stock options is equal to the closing market price of our ordinary shares on the date of grant.
(4)The amounts shown represent the grant date fair value of the RSU awards and options to purchase shares of ordinary shares granted to the Named Executive Officers for financial reporting purposes pursuant to ASC Topic 718. Such amounts do not represent the amounts paid to or realized by the Named Executive Officers. See Note 11, “Equity Incentive Plans” of the Notes to our consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2021 regarding assumptions underlying valuation of equity awards.
(5)48,237 of the aggregate amount of RSU’s granted to Mr. Kulkarni on March 8, 2021 was approved on February 23, 2021 and 10,178 of the aggregate amount of RSU’s granted to Mr. Kulkarni on March 8, 2021 was approved on March 4, 2021.

Fiscal 2021 Outstanding Equity Awards as of Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of April 30, 2021:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Shay Banon	12/8/2020	(2)	5,201	57,220	145.83	12/07/2030
	4/2/2018	(3)	8,334	100,000	13.07	04/02/2028
	9/7/2017	(4)	18,007	—	10.15	09/06/2027
	12/8/2020	(5)					31,507	3,800,374
Janesh Moorjani	12/8/2020	(2)	2,080	22,888	145.83	12/07/2030
	6/8/2019	(6)	—	57,285	81.39	06/07/2029
	4/2/2018	(7)	—	31,250	13.07	04/01/2028
	9/7/2017	(8)	73,664	—	10.15	09/06/2027
	12/8/2020	(5)					12,602	1,520,053
	6/8/2019	(9)					10,607	1,279,416
Paul Appleby	9/8/2020	(10)	—	40,129	99.78	09/07/2030
	9/8/2020	(11)					61,513	7,419,698
Ashutosh Kulkarni	3/8/2021	(12)	—	6,562	111.20	03/07/2031
	2/9/2021	(13)	—	31,415	166.43	02/08/2031
	3/8/2021	(14)					58,415	7,046,017
W.H. Baird Garrett	12/8/2020	(2)	1,040	11,444	145.83	12/07/2030
	4/2/2018	(7)	30,000	50,000	13.07	04/02/2028
	4/25/2017	(15)	26,043	56,250	9.30	04/24/2027
	5/16/2016	(16)	6,399	2,084	5.46	05/15/2026
	12/8/2020	(5)					6,301	760,027
(1)The market value of unvested RSUs is calculated by multiplying the number of unvested RSUs held by the applicable named executive officer by the closing market price of our ordinary shares on April 30, 2021, which was $120.62.
(2)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on January 8, 2021, subject to continued service to us through the applicable vesting date.
(3)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on May 2, 2018, subject to continued service to us through the applicable vesting date.
(4)The ordinary shares subject to the option vested in 48 equal monthly installments beginning on May 1, 2017, subject to continued service to us through the applicable vesting date. The option became fully vested on April 1, 2021
(5)The ordinary shares subject to the award of RSUs vest in eight equal semiannual installments beginning on June 8, 2021, subject to continued service to us through the applicable vesting date.
(6)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on January 8, 2022, subject to continued service to us through the applicable vesting date.
(7)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on November 1, 2019, subject to continued service to us through the applicable vesting date.
(8)The option is subject to an early option exercise provision and is immediately exercisable. One-fourth of the ordinary shares subject to the option vested on August 28, 2018, and 1/48th of the ordinary shares subject to the option vest monthly thereafter, subject to continued service to us through the applicable vesting date.
(9)The ordinary shares subject to the award of RSUs vest in eight equal semiannual installments beginning on June 8, 2022, subject to continued service to us through the applicable vesting date.
(10)One-fourth of the ordinary shares subject to the option vest on September 8, 2021, and 1/48th of the ordinary shares subject to the option vest monthly thereafter, subject to continued service to us through the applicable vesting date.
(11)One-fourth of the ordinary shares subject to the award of RSUs vest on September 8, 2021, and one-eighth of the ordinary shares subject to the award vest in six equal semiannual installments thereafter, subject to continued service to us through the applicable vesting date.
(12)One-fourth of the ordinary shares subject to the option vest on March 8, 2022, and 1/48th of the ordinary shares subject to the option vest monthly thereafter, subject to continued service to us through the applicable vesting date.

(13)One-fourth of the ordinary shares subject to the option vest on January 4, 2022, and 1/48th of the ordinary shares subject to the option vest monthly thereafter, subject to continued service to us through the applicable vesting date.
(14)One-fourth of the ordinary shares subject to the award of RSUs vest on March 8, 2021, and one-eighth of the ordinary shares subject to the award vest in six equal semiannual installments thereafter, subject to continued service to us through the applicable vesting date.
(15)The ordinary shares subject to the option vest as follows: (i) 100,000 ordinary shares subject to the option vest in 48 equal monthly installments beginning on May 1, 2017; (ii) 75,000 ordinary shares subject to the option vest in 48 equal monthly installments beginning on May 1, 2018; and (iii) 75,000 ordinary shares subject to the option vest in 48 equal monthly installments beginning on May 1, 2019 in each case subject to continued service to us through the applicable vesting date.
(16)The ordinary shares subject to the option vest in 48 equal monthly installments beginning on July 1, 2017, subject to continued service to us through the applicable vesting date.
Fiscal 2021 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the number of ordinary shares acquired upon the exercise of stock options during fiscal year 2021 and the aggregate value realized upon the exercise of stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Shay Banon	1,277,524	143,864,620	-	-
Janesh Moorjani	302,403	29,299,030	-	-
Paul Appleby	0	0	-	-
Ashutosh Kulkarni	0	0	-	-
W.H. Baird Garrett	201,904	20,097,611	-	-
(1)The value realized on exercise is calculated as the difference between the market value of our ordinary shares underlying the options on the date of exercise and the applicable exercise price of those options.
Named Executive Officer Employment Letters
Shay Banon
We entered into an employment agreement with Shay Banon, our CEO, effective as of September 4, 2018 and amended as of February 24, 2021. Pursuant to Mr. Banon’s employment agreement, Mr. Banon will continue to serve as our at-will employee and as the executive director designated as our CEO and Chairman of the board of directors, with such membership on our board of directors subject to our articles of association, Board Rules, and any required shareholder approvals.
Mr. Banon’s employment agreement provides that his salary will be subject to review and may be increased (but not decreased) based upon the Company’s normal performance review practices, eligibility to receive an annual performance bonus, and eligibility to participate in employee benefit plans maintained from time to time for senior executives based in the United States. For fiscal year 2021, Mr. Banon’s annual salary was initially $375,000 but increased to $400,000 effective November 1, 2020, and he was eligible for an annual target cash incentive payment equal to 60% of his annual base salary.
Pursuant to the employment agreement of Mr. Banon, Mr. Banon may be eligible to receive certain severance payments and benefits. The amount and type of the severance payments and benefits provided under Mr. Banon’s employment agreement, as well as the terms and conditions under which such severance payments and benefits may be provided, are identical in all material respects to the provisions regarding severance payments and benefits provided for in our change in control severance agreements, as described below under the heading “Executive Officer Change in Control and Severance Agreements.” Mr. Banon is also eligible to receive any statutory severance benefits required to be provided by applicable law, and the severance payments and benefits provided in his employment agreement will be offset by the amount of any such statutory severance benefits.

Employment Letters with Messrs. Moorjani, Appleby, Kulkarni and Garrett
We have entered into an employment letter with each of Janesh Moorjani, Paul Appleby, Ashutosh Kulkarni, and W.H. Baird Garrett. The employment letters do not have a specific term and provide that employment is “at-will.” Each of those employment letters provides for annual base salary and, in the case of Messrs. Moorjani, Appleby and Kulkarni, the opportunity to earn annual bonus incentive compensation. In accordance with the employment letters, the Company may modify salaries and/or incentive compensation opportunities from time to time as it deems necessary.
Executive Officer Change in Control and Severance Agreements
We have entered into change in control and severance agreements with each of Janesh Moorjani, Paul Appleby, Ashutosh Kulkarni, and W.H. Baird Garrett. Additionally, as noted above, we have entered into an employment agreement with Mr. Banon that contains severance provisions that are identical in all material respects to those contained in the change in control and severance agreements (provided that the severance payments and benefits Mr. Banon receives under his employment agreement will be offset by any statutory severance benefits required to be provided to Mr. Banon under applicable law). Pursuant to each executive’s severance agreement, if we terminate the employment of the executive other than for “cause” (excluding by reason of the executive’s death or disability) or the executive resigns for “good reason” (as such terms are defined in the executive’s severance agreement), and, within 60 days following the executive’s termination, the executive executes a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigns from all positions the executive may hold as an officer or director, the executive is entitled to receive (i) a lump sum payment equal to 6 months of the executive’s annual base salary, (ii) a lump sum payment equal to 50% of the executive’s annual target performance bonus as in effect for the fiscal year in which the termination occurs, and (iii) we will pay the premiums for coverage under “COBRA” for the executive and the executive’s dependents, if any, for up to 12 months following the executive’s termination of employment.
Pursuant to each executive’s severance agreement, if, within the 3 month period prior to or the 12 month period following a “change in control” (as defined in the executive’s severance agreement), the employment of the executive is terminated under the circumstances described in the above paragraph and, within 60 days following his termination, the executive executes a separation agreement and release of claims in our favor that becomes effective and irrevocable and resigns from all positions he may hold as an officer or director, the executive is entitled to receive (i) a lump sum payment equal to 12 months of the executive’s annual base salary, (ii) a lump sum payment equal to 100% of the executive’s annual target performance bonus as in effect for the fiscal year in which the termination occurs, (iii) we will pay the premiums for coverage under COBRA for the executive and the executive’s dependents, if any, for up to 12 months following the executive’s termination of employment, and (iv) vesting acceleration of 100% of any outstanding equity awards held by the executive on the date of the executive’s termination (in the case of an equity award with performance-based vesting, unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at the greater of actual performance measured as of the date of termination or 100% of target levels).
In the event any payment to an executive pursuant to the applicable severance agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that we pay the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
Potential Payments Upon Termination or Change in Control
The table below provides information with respect to potential payments and benefits to which our Named Executive Officers would be entitled under the arrangements set forth in, with respect to Messrs. Moorjani, Appleby, Kulkarni and Garrett, their change in control and severance agreements and, with respect to Mr. Banon, his employment agreement, assuming their employment was terminated as of April 30, 2021, including in connection with a change in control as of April 30, 2021. The amounts reported reflect rounding, which may result in slight variations between amounts shown in the Total column and the sum of its components as reflected in the table.

Name	Termination Reason	Base Salary ($)	Bonus ($)	Accelerated Vesting of Equity Awards ($)(1)	Continuation of Insurance Coverage ($)(2)	Total ($)
Shay Banon	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	397,486	238,491	14,555,374	5,970	15,197,322
	Termination Without Cause or Resignation for Good Reason	198,743	119,246	—	5,970	323,959
Janesh Moorjani	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	365,000	219,000	14,917,805	17,333	15,519,139
	Termination Without Cause or Resignation for Good Reason	182,500	109,500	—	17,333	309,333
Paul Appleby	Termination Without Cause in Connection with a Change in Control	500,000	300,000	8,255,986	21,302	9,077,288
	Termination Without Cause	250,000	150,000	—	21,302	421,302
Ashutosh Kulkarni	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	500,000	300,000	7,107,831	21,302	7,929,133
	Termination Without Cause or Resignation for Good Reason	250,000	150,000	—	21,302	421,302
W.H. Baird Garrett	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	400,000	—	12,639,270	21,302	13,060,572
	Termination Without Cause or Resignation for Good Reason	200,000	—	—	21,302	221,302
(1)The value of accelerated vesting of unvested RSUs is based upon the closing market price of our ordinary shares on April 30, 2021 of $120.62, multiplied by the number of unvested RSUs. The value of accelerated vesting of unvested stock options is based on the difference between the closing market price of our ordinary shares on April 30, 2021 of $120.62, and the exercise price per option multiplied by the number of unvested options.
(2)This is based on the payment of monthly COBRA premiums as of April 30, 2021 for a 12-month period.

Limitation on Liability and Indemnification Matters
Our articles of association provide that we will indemnify our current and former directors against:
(i)the reasonable costs of conducting a defense against claims resulting from an act or omission in performing their duties or in performing other duties we have asked them to fulfil;
(ii)any compensation or financial penalties they owe as a result of an act or omission as referred to under (i) above;
(iii)any amounts they owe under settlements they have reasonably entered into in connection with an act or omission as referred to under (i) above;
(iv)the reasonable costs of other proceedings in which they are involved as a current or former director, except for proceedings in which they are primarily asserting their own claims; and
(v)tax damage due to reimbursements in accordance with the above, to the extent this relates to the indemnified person’s current or former position with us and/or a group company and in each case to the extent permitted by applicable law.
No indemnification shall be given to an indemnified person insofar as:
(i)it has been established in a final and non-appealable decision of the competent court or, in the event of arbitration, of an arbitrator, that the act or omission of the indemnified person can be described as deliberate (opzettelijk), willfully reckless (bewust roekeloos) or seriously culpable. In that case, the indemnified person must immediately repay the sums reimbursed by the Company, unless Dutch law provides otherwise or this would, in the given circumstances, be unacceptable according to standards of reasonableness and fairness; or

(ii)the costs or the capital losses of the indemnified person are covered by an insurance policy and the insurer has paid out these costs or capital losses; or
(iii)the indemnified person failed to notify the Company as soon as possible of the costs or the capital losses or of the circumstances that could lead to the costs or capital losses.
Our articles of association will not eliminate a director’s duty of care, and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under Dutch law. This provision also will not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
In addition to the indemnification included in our articles of association, we have entered into and expect to continue to enter into agreements to indemnify each of our current directors, officers and some employees. With specified exceptions, these agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Our directors who are affiliated with venture capital funds also have certain rights of indemnification provided by their venture capital funds and the affiliates of those funds (which we refer to as the fund indemnitors). We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions in our articles of association. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

REPORT OF THE COMPENSATION COMMITTEE
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021.
Respectfully submitted by the members of the Compensation Committee:
Peter Fenton (Chair)
Jonathan Chadwick
Alison Gleeson

CEO PAY RATIO
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of our median compensated employee to that of Shay Banon, our Chief Executive Officer, in fiscal year 2021.
The ratio presented below is a reasonable estimate calculated in a manner consistent with SEC rules and applicable guidelines. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
We identified the median employee using the following methodology:
For each member of the applicable employee population, we summed his or her target cash compensation and equity awards received during fiscal year 2021. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using our anticipated exchange rate for fiscal year 2021. With respect to equity awards, we determined the grant date fair value of restricted stock units and options awarded during fiscal year 2021 computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the date of grant for restricted stock units and the Black-Scholes option-pricing model for stock options.
In determining our employee population, we considered the individuals other than our CEO who were employed by us on March 1, 2021, whether employed in a full-time, part-time or temporary capacity. We did not include any contractors, agency workers or other non-employees.
After identifying the median employee, we then calculated the total fiscal year 2021 compensation for this individual using the same methodology we use to calculate the fiscal year 2021 amount reported for our Chief Executive Officer in the “Total” column of the Fiscal 2021 Summary Compensation Table as set forth in this proxy statement.
For our fiscal year 2021:
The fiscal year 2021 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $10,565,607, as reported in the “Total” column of the Fiscal 2021 Summary Compensation Table of this proxy statement. The fiscal year 2021 annual total for our median employee was $231,150. Thus, the ratio of our Chief Executive Officer’s total fiscal year 2021 compensation to our median employee’s total fiscal year 2021 compensation was 46:1.
Neither the Compensation Committee nor our management used this pay ratio in making compensation decisions.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2021, except that, due to administrative error: (A) a late Form 4 was filed for Mr. Garrett on November 24, 2020, with respect to one transaction that took place on October 30, 2020 and (B) a late Form 4 was filed on April 1, 2021 for Mr. Puttagunta with respect to four transactions that took place during March 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements discussed in the section titled “Executive Compensation” and “Board of Directors and Corporate Governance,” the following is a description of each transaction since May 1, 2020 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our ordinary shares, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an investors’ rights agreement which provides, among other things, that certain holders of our ordinary shares have the right to demand that we file a registration statement or request that their shares of our ordinary shares be covered by a registration statement that we are otherwise filing.
Equity Grants to Executive Officers and Certain Directors
We have granted share options and restricted stock units to our executive officers and certain of our directors. For a description of these options and restricted stock units, see “Board of Directors and Corporate Governance—Non-Executive Director Compensation” and “Executive Compensation—Fiscal 2021 Outstanding Equity Awards as of Fiscal Year End.”
Offer Letters
We have entered into new employment letters and other arrangements containing compensation, termination and change of control provisions, among others, with our executive officers.
For a description of these arrangements, see “Executive Compensation—Named Executive Officer Employment Letters.”
Indemnification Agreements
Our articles of association provide that we will indemnify our current and former directors. We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require us to indemnify our officers to the fullest extent permitted by Dutch law. See “Executive Compensation—Limitation on Liability and Indemnification Matters.”
Policies and Procedures for Related Party Transactions
We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our ordinary shares and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related party transaction with us without the consent of our Audit Committee, or the board of directors, as the case may be, subject to the exceptions described below.
Our Audit Committee is authorized to review and approve or ratify any related person transactions to the extent these are not material to (i) the Company, (ii) directors or (iii) persons holding at least 10% of the shares in the Company. Related person transactions that are material to (i) the Company, (ii) directors or (iii) persons holding at least 10% of the shares in the Company will be reviewed by the Audit Committee and approved and ratified by our board of directors. The approval or ratification of a related person transaction by the board of directors requires a majority of the votes of the non-executive directors in favor of such proposal.
In approving or rejecting any such proposal, our Audit Committee or board of directors, as the case may be, is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee or board of directors, including whether the transaction is in, and not inconsistent with, the best interests of the Company and its stakeholders, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our board of directors has determined that certain transactions will not require approval, including certain employment arrangements of executive officers; director compensation; transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed $120,000 in any fiscal year; transactions where a related party’s interest arises solely from the ownership of our ordinary shares and all holders of our ordinary shares received the same benefit on a pro rata basis; and transactions available to all employees generally.
We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors, and principal shareholders and their affiliates, are approved by the Audit Committee and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of April 30, 2021 with respect to compensation plans under which our ordinary shares may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,870,314	$20.09	15,737,819
Equity compensation plans not approved by security holders(2)	—	—	—
Total	10,870,314	$20.09	15,737,819
(1)This value is calculated based on the exercise price of options outstanding under the 2012 Plan.
(2)Excludes outstanding options to acquire 41,985 ordinary shares as of April 30, 2021 that were assumed in connection with our acquisition of Endgame, Inc. The weighted average exercise price of these outstanding options was $67.00 as of April 30, 2021. In connection with the acquisition of Endgame, Inc., we have only assumed outstanding options, and no further options may be granted under the Endgame, Inc. Amended and Restated 2010 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of August 23, 2021 for:
•each person, or group of affiliated persons, who beneficially owned more than 5% of our ordinary shares;
•each of our current Named Executive Officers;
•each of our current directors and director nominees; and
•all of our current executive officers and directors, including nominees, as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all ordinary shares that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership was based on 91,795,800 ordinary shares outstanding as of August 23, 2021. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding any ordinary shares subject to options held by the person that are currently exercisable or exercisable within 60 days of August 23, 2021 and any ordinary shares issuable to the person upon vesting of RSUs within 60 days of August 23, 2021. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040.

Name of Beneficial Owner	Number of Shares	%
5% Shareholders:
FMR LLC (1)	9,543,976	10.4
The Vanguard Group (2)	5,581,426	6.1
BlackRock, Inc. (3)	5,080,324	5.5
Sylebra Capital Limited (4)	4,705,317	5.1
Executive Officers and Directors (including nominees):
Shay Banon (5)	8,531,842	9.3
Janesh Moorjani (6)	85,018	*
Paul Appleby (7)	26,246	*
Ashutosh Kulkarni	—	*
W.H. Baird Garrett (8)	127,460	*
Jonathan Chadwick (9)	160,029	*
Peter Fenton (10)	215,227	*
Alison Gleeson (11)	3,404	*
Shelley Leibowitz	—	*
Caryn Marooney (12)	4,816	*
Chetan Puttagunta (13)	6,487	*
Steven Schuurman (14)	9,697,000	10.6
Michelangelo Volpi	—	*
All executive officers and directors (including nominees) as a group (13 persons) (15)	18,857,529	20.4
__________________
*    Represents less than 1%.

(1)This information is as of December 31, 2020, and based solely upon the information provided by FMR LLC (“FMR”) in a Schedule 13G filed on February 8, 2021, and reporting ownership as of December 31, 2020 (the “FMR 13G”). Based on the FMR 13G, FMR has sole voting power over 2,242,671 ordinary shares, and sole dispositive power over 9,543,976 ordinary shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”), advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides in the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR is 245 Summer Street, Boston, MA 02210.
(2)This information is as of December 31, 2020, and based solely on the information provided by The Vanguard Group (“Vanguard”) in a Schedule 13G filed on February 10, 2021, and reporting ownership as of December 31, 2020 (the “Vanguard 13G”). Based on the Vanguard 13G, Vanguard has sole dispositive power over 5,483,853 ordinary shares, shared voting power over 48,690 ordinary shares, and shared dispositive power over 97,573 ordinary shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(3)This information is as of December 31, 2020, and based solely on the information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G filed on February 2, 2021, and reporting ownership as of December 31, 2020 (the “BlackRock 13G”). Based on the BlackRock 13G, BlackRock has sole voting power over 4,672,235 ordinary shares and sole dispositive power over 5,080,324 ordinary shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(4)This information is as of December 31, 2020, and based solely on the information provided by Sylebra Capital Limited (“Sylebra HK”) in a Schedule 13G filed on February 4, 2021, and reporting ownership as of December 31, 2020 (the “Sylebra 13G”). Based on the Sylebra 13G, Sylebra HK has shared voting power over 4,705,317 ordinary shares and shared dispositive power over 4,705,317 ordinary shares. Sylebra HK may be deemed to beneficially own the ordinary shares by virtue of its position as the investment advisor to Sylebra Capital Partners Master Fund, Ltd (“SCP MF”), Sylebra Capital Parc Master Fund (“PARC MF”) and other advisory clients. Sylebra Capital Management (“Sylebra Cayman”) is the holding company and parent of Sylebra HK. Daniel Patrick Gibson owns 100% of the shares of Sylebra HK and Sylebra Cayman. In such capacities, Sylebra HK, Sylebra Cayman, and Mr. Gibson may be deemed to share voting and dispositive power over the ordinary shares held for SCP MF, PARC MF and other advisory clients. The address for Sylebra HK, Sylebra Cayman and Mr. Gibson is c/o Sylebra Capital Limited, 28 Hennessy Road, Floor 20, Wan Chai, Hong Kong.
(5)Consists of (i) 8,442,497 ordinary shares held of record by Mr. Banon and (ii) 89,345 ordinary shares subject to options exercisable within 60 days of August 23, 2021, all of which will be vested as of such date.
(6)Consists of (i) 14,636 ordinary shares held of record by Mr. Moorjani and (ii) 70,382 ordinary shares subject to options exercisable within 60 days of August 23, 2021, all of which will be vested as of such date.
(7)Consists of (i) 10,868 ordinary shares subject to options exercisable within 60 days of August 23, 2021, all of which will be vested as of such date, and (ii) 15,378 ordinary shares issuable upon vesting of RSUs scheduled to vest within 60 days of August 23, 2021.
(8)Consists of (i) 31,584 ordinary shares held of record by Mr. Garrett and (ii) 95,876 ordinary shares subject to options exercisable within 60 days of August 23, 2021, all of which will be vested as of such date.
(9)Consists of (i) 2,292 ordinary shares held of record by Mr. Chadwick, (ii) 156,250 ordinary shares subject to options exercisable within 60 days of August 23, 2021, of which 114,583 will be vested as of such date and (iii) 1,487 ordinary shares issuable upon vesting of RSUs scheduled to vest within 60 days of August 23, 2021.
(10)Consists of (i) 138,579 ordinary shares owned directly by the Peter Fenton Trust and 75,161 ordinary shares owned directly by the Peter Fenton Revocable Trust, for both of which Mr. Fenton serves as trustee and (ii) 1,487 ordinary shares issuable upon vesting of RSUs scheduled to vest within 60 days of August 23, 2021.
(11)Consists of (i) 1,917 ordinary shares held of record by Ms. Gleeson and (ii) 1,487 ordinary shares issuable upon vesting of RSUs scheduled to vest within 60 days of August 23, 2021.
(12)Consists of (i) 3,329 ordinary shares held of record by Ms. Marooney and (ii) 1,487 ordinary shares issuable upon vesting of RSUs scheduled to vest within 60 days of August 23, 2021.
(13)Consists of (i) 5,000 ordinary shares held of record by Mr. Puttagunta and (ii) 1,487 ordinary shares issuable upon vesting of RSUs scheduled to vest within 60 days of August 23, 2021.

(14)Consists of 9,697,000 ordinary shares held of record by CMXI B.V. (“CMXI”). Clavis Directievoering B.V. serves as the managing director of CMXI. Mr. Schuurman, the controlling shareholder of CMXI, holds sole voting and dispositive power with respect to these ordinary shares.
(15)Consists of (i) 18,411,995 ordinary shares beneficially owned by our executive officers and directors (including director nominees), (ii) 422,721 ordinary shares subject to options exercisable within 60 days of August 23, 2021, of which 381,054 ordinary shares will be vested as of such date, and (iii) 22,813 ordinary shares issuable upon the vesting of RSUs scheduled to vest within 60 days of such date.

FUTURE SHAREHOLDER PROPOSALS
You may submit proposals, including recommendations of director candidates, for consideration at the 2022 Annual Meeting, as follows:
For inclusion in Elastic’s proxy materials—Shareholders are eligible to present proper proposals for inclusion in Elastic’s proxy statement and for consideration at the 2022 Annual Meeting by submitting their proposals in writing to Elastic’s Corporate Secretary in a timely manner. Because Elastic is a Dutch public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and time frames apply if shareholders wish to submit a proposal for consideration by Elastic shareholders at the 2022 Annual Meeting.
Under Dutch law and Elastic’s articles of association, if a shareholder is interested in submitting a proposed agenda item or a proposed resolution within the authority of shareholders to be presented at the 2022 Annual Meeting, the shareholder must fulfill the requirements set forth in Dutch law and Elastic’s articles of association, including satisfying both of the following criteria:
•Elastic must receive the proposed agenda item (supported by reasons) or proposed resolution in writing (excluding e-mail and other forms of electronic communication) no later than 60 days before the date of the 2021 Annual Meeting (which date has not yet been declared by the Company’s board of directors); and
•The number of shares held by the shareholder, or group of shareholders, submitting the proposed agenda item or proposed resolution must equal at least 3% of Elastic’s issued share capital.
In addition to the above requirements, shareholder proposals must be received by Elastic’s Corporate Secretary no later than May 2, 2022 and must otherwise have complied with the requirements of Rule 14a-8 of the Exchange Act, in order to be included in the proxy statement for the 2022 Annual Meeting.
To be brought at the annual general meeting—In addition, you can find in Elastic’s articles of association an advance notice procedure for shareholders who wish to present certain matters at an annual general meeting of shareholders.
An item requested in writing by one or more shareholders and/or other persons entitled to attend the annual general meeting solely or jointly representing at least the percentage of the issued share capital as required by law shall be included in the notice of the meeting or announced in the same manner, if the Company has received the request, including the reasons, no later than on the day prescribed by law. However, the board of directors has the right not to place proposals from persons mentioned above on the agenda if the board of directors judges them to be evidently not in the interest of the Company.
Complete details regarding all requirements that must be met are found in our articles of association. You can obtain a copy of the relevant articles of association provisions by writing to Elastic’s Corporate Secretary at our principal executive offices at Elastic N.V., 800 West El Camino Real, Suite 350, Mountain View, California 94040 or by accessing Elastic’s filings on the SEC’s website at www.sec.gov. All notices of proposals by shareholders, whether or not requested for inclusion in Elastic’s proxy materials, should be sent to Elastic’s Corporate Secretary at our principal executive offices.

ANNUAL REPORT
A copy of our Annual Report on Form 10-K, excluding exhibits, for fiscal year 2021 accompanies this proxy statement. A printed copy of either document, excluding exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to:
Elastic N.V.
800 West El Camino Real, Suite 350
Mountain View, California 94040
Attention: Investor Relations
Email: ir@elastic.co

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
Elastic has instituted householding for shareholders of record. Certain brokerage firms may have also instituted householding for beneficial owners of shares of Elastic’s ordinary shares held through brokerage firms. If your household has multiple accounts holding shares of Elastic’s ordinary shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual report or this proxy statement. The broker will arrange for delivery of a separate copy of the annual report or this proxy statement promptly upon your request. Elastic shareholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.
These documents are also available, free of charge, through the Investor Relations section of our website, which is located at ir.elastic.co. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

OTHER MATTERS
Elastic knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.
THE BOARD OF DIRECTORS OF ELASTIC N.V.
Mountain View, California
August 30, 2021

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 5:59 AM CEST on October 1, 2021 or 11:59 PM EDT on September 30, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 5:59 AM CEST on October 1, 2021 or 11:59 PM EDT on September 30, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58481-P60168 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ELASTIC N.V.

THE ELASTIC N.V. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR IN ITEM 1 AND "FOR" ITEMS 2, 3, 4, 5, 6 AND 7.

1. Election of the following executive director and non-executive director, respectively, each for a term of three (3) years, ending at the close of the annual general meeting of 2024

Nominees:	For	Against	Abstain
1a. Shay Banon	☐	☐	☐
1b. Shelley Leibowitz	☐	☐	☐
2. Adoption of Dutch Statutory Annual Accounts for fiscal year 2021	☐	☐	☐
3. Grant of full discharge of the Company's executive director from liability with respect to the performance of his duties during fiscal year 2021	☐	☐	☐
4. Grant of full discharge of the Company's non-executive directors from liability with respect to the performance of their duties during fiscal year 2021	☐	☐	☐
5. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2022	☐	☐	☐
6. Authorization of the Board of Directors to repurchase shares in the capital of the Company	☐	☐	☐
7. Non-binding advisory vote on the compensation of the Company's named executive officers	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

D58482-P60168

ELASTIC N.V.
Annual General Meeting of Shareholders
October 1, 2021 5:00 PM Central European Summer Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) any civil law notary of Zuidbroek Corporate Law Notaries and their legal substitutes as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ELASTIC N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 5:00 PM Central European Summer Time on October 1, 2021, at the Company's offices at Keizersgracht 281, 1016 ED Amsterdam, the Netherlands.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side